CREDIT AGREEMENT

dated as of December 10, 2015

among

INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND,

STATE STREET BANK AND TRUST COMPANY and the other lending institutions party hereto

and

STATE STREET BANK AND TRUST COMPANY, as Agent

i

(continued)

(continued)

(continued)

Exhibits:

Exhibit A -	Form of Note

Exhibit B -	Form of Borrowing Notice

Exhibit C -	Form of Borrowing Base Report

Exhibit D -	Form of Tax Certificates

Exhibit E -	Form of Assignment and Acceptance

Schedules:

Schedule 1 -	Allocations; Addresses for Notices

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of December 10, 2015 (as amended, modified, supplemented and in effect from time to time, the “Agreement”), by and among INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND, a Delaware statutory trust registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “Borrower”), STATE STREET BANK AND TRUST COMPANY and the other Banks (as hereinafter defined) party hereto from time to time, and STATE STREET BANK AND TRUST COMPANY, as agent for itself and the Banks (in such capacity, the “Agent”).

The parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

“Act” has the meaning set forth in Section 9.10.

“Account” means the accounts that the Custodian has opened and maintains for the Borrower pursuant to the terms and conditions of the Custody Agreement.

“Adjusted Net Assets” means, as at any date of determination, an amount equal to (a) the value of the Total Assets of the Borrower minus (b) the Total Liabilities of the Borrower that are not Senior Securities Representing Indebtedness on such date. For the purposes of calculating the Adjusted Net Assets, the amount of any liability included in Total Liabilities shall be equal to the greater of (x) the outstanding amount of such liability, and (y) the fair market value of all assets pledged or otherwise segregated for the benefit of the applicable creditor to secure such liability.

“Adverse Claim” means any Lien or other right, claim, encumbrance or any other type of preferential arrangement in, of or on any Person’s assets or properties (including the segregation thereof or the deposit thereof to satisfy margin or other requirements) in favor of any other Person other than, in the case of the Borrower, Liens permitted under Section 5.08(a).

“Advisers Act” means the Investment Advisers Act of 1940.

“Affiliate” as to any Person, any other Person which, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Person” has the meaning given such term in the Investment Company Act.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Agent’s Office” means the Agent’s address and, as appropriate, account as set forth on Schedule 1, or such other address or account as the Agent may from time to time notify to the Borrower and the Banks.

“Aggregate Commitment Amount” means, as of any date, the aggregate of all Commitment Amounts as of such date. On the Effective Date, the Aggregate Commitment Amount is $400,000,000.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption.

“Applicable Law” means, with respect to any Person, any Law of any Governmental Authority, including, without limitation, all Federal and state banking or securities laws, to which such Person is subject or by which it or any of its property is bound.

“Applicable Margin” means 0.80% per annum.

“Asset Value” means, as of any day of determination in respect of any asset of the Borrower, the Value of such asset computed in the manner as such Value is required to be computed by the Borrower in accordance with its Prospectus and Applicable Law, including, without limitation, the Investment Company Act; provided that:

(a) the Asset Value of any asset shall be net of the Borrower’s liabilities relating thereto, including without limitation all of the Borrower’s obligations to pay any unpaid portion of the purchase price thereof,

(b) when calculating the “Asset Value” of any asset, the Borrower shall calculate such value daily and in good faith using one of the following procedures: (i) a quotation received from a Pricing Service; (ii) a quotation received from an independent dealer making a market in such security; (iii) the last closing price thereof established on a public trading market; or (iv) solely to the extent none of the procedures set forth in any of (i), (ii) or (iii) of this paragraph (b) is readily available on the relevant date of determination, the Value of such asset computed in the manner such Value is required to be computed by the Borrower in accordance with the rules, regulations and interpretations of the SEC under the Investment Company Act; provided, that for any asset for which independent market quotations are not available (or which is not otherwise valued for the Borrower by a Pricing Service or valued pursuant to (iv) above), the Asset Value of such asset shall be deemed zero for purposes of this definition.

“Assignee” has the meaning set forth in Section 9.06(b) hereof.

“Assignment and Acceptance” has the meaning set forth in Section 9.06(b) hereof.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with generally accepted accounting principles, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with generally accepted accounting principles if such lease were accounted for as a capital lease.

“Authorized Signatory” means any duly authorized officer or other authorized Person of the Borrower, provided that the Agent shall have received a manually signed certificate of an officer of the Borrower bearing a manual specimen signature of such officer or other Person and such officer or other Person shall be reasonably satisfactory to the Agent.

“Bank” means each of State Street, any other lender named on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c) hereof, and their respective successors.

“Bankruptcy Event” has the meaning set forth in Section 6.01(h) hereof.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to ERISA and is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” has the meaning set forth in the preamble hereto.

“Borrowing Base” means, at the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report which is equal to the sum of the following items to the extent that they are Eligible Assets:

(i) 100% of the aggregate Asset Value of all cash and cash equivalents;

(ii) 95% of the aggregate Asset Value of all Eligible Government Securities;

(iii) 90% of the aggregate Asset Value of all Eligible Commercial Paper;

(iv) 80% of the aggregate Asset Value of all Eligible Loan Assets trading at greater than or equal to 90% of par value;

(v) 75% of the aggregate Asset Value of all Eligible Debt Securities rated BBB- or better by S&P and Baa3 or better by Moody’s;

(vi) 75% of the aggregate Asset Value of all Eligible Loan Assets trading at less than 90% of par value but greater than or equal to 37.5% of par value;

(vii) 70% of the aggregate Asset Value of all Eligible Debt Securities rated BB- or better, but below BBB-, by S&P and Ba3 or better, but below Baa3, by Moody’s;

(viii) 65% of the aggregate Asset Value of all Eligible Second Lien Loans;

(ix) 50% of the aggregate Asset Value of all Eligible Equity Securities;

(x) 45% of the aggregate Asset Value of all Eligible Debt Securities rated B- or better, but below BB-, by S&P, and B3 or better, but below Ba3, by Moody’s;

(xi) 30% of the aggregate Asset Value of all Eligible Debt Securities rated CCC+ by S&P and Caa1 by Moody’s; and

(xii) 0% of the aggregate Asset Value of all other assets of the Borrower;

provided, that:

(1) (x) if any Eligible Debt Security is rated by only one agency, such agency’s rating shall be used, (y) if any Eligible Debt Security has a lower rating from one agency than from another, the higher rating shall be disregarded for purposes of the foregoing and (z) if any Eligible Debt Security is unrated but, in the reasonable judgment of the Investment Manager, such Eligible Debt Security is of equivalent credit quality as a similar debt security (which shall meet all of the criteria of an Eligible Debt Security) which is rated, the rating of such similar debt security which has been assigned to such Eligible Debt Security by the Investment Manager shall be used;

(2) if the aggregate market value of the securities of any one issuer (other than the Government of the United States with respect to Eligible Government Securities) constitute more than 5% of the Borrowing Base, the amount of such excess over 5% of the Borrowing Base shall not be included in the calculation of the Borrowing Base;

(3) if the aggregate market value of securities of issuers in a single industry constitute more than 15% of the Borrowing Base, the amount of such excess over 15% of the Borrowing Base shall not be included in the calculation of the Borrowing Base;

(4) if the aggregate market value of securities issued by issuers domiciled or having a principal place of business outside of the United States constitute more than 40% of the Borrowing Base, the amount of such excess over 40% of the Borrowing Base shall not be included in the calculation of the Borrowing Base;

(5) if the aggregate market value of securities issued by issuers domiciled or having a principal place of business in the same Eligible OECD Country (other than the United States) constitute more than 10% of the Borrowing Base, the amount of such excess over 10% of the Borrowing Base shall not be included in the calculation of the Borrowing Base;

(6) if the aggregate market value of all Eligible Debt Securities constitute more than 10% of the Borrowing Base, the amount of such excess over 10% of the Borrowing Base shall not be included in the calculation of the Borrowing Base;

(7) if the aggregate market value of Eligible Debt Securities which are not rated by either S&P or Moody’s constitute more than 20% of the Borrowing Base, the amount of such excess over 20% of the Borrowing Base shall not be included in the calculation of the Borrowing Base;

(8) if the aggregate market value of Eligible Loan Assets constituting participations from a single selling participant (including any Affiliate of such participant) constitute more than 5% of the Borrowing Base, the amount of such excess over 5% of the Borrowing Base shall not be included in the calculation of the Borrowing Base;

(9) if the aggregate market value of all Eligible Second Lien Loans constitute more than 10% of the Borrowing Base, the amount of such excess over 10% of the Borrowing Base shall not be included in the calculation of the Borrowing Base;

(10) if the aggregate market value of all Eligible Loan Assets which are also Eligible DIP Assets constitute more than 5% of the Borrowing Base, the amount of such excess over 5% of the Borrowing Base shall not be included in the calculation of the Borrowing Base;

(11) if the aggregate market value of all Eligible Loan Assets which have a scheduled final maturity date later than the 8th anniversary after the related Origination Date constitute more than 10% of the Borrowing Base, the amount of such excess over 10% of the Borrowing Base shall not be included in the calculation of the Borrowing Base;

(12) if the aggregate market value of all Eligible Loan Assets which have an interest rate that is not calculated by reference to a floating rate of interest constitute more than 10% of the Borrowing Base, the amount of such excess over 10% of the Borrowing Base shall not be included in the calculation of the Borrowing Base;

(13) if any Eligible Loan Asset imposes a commitment on the Borrower to fund future advances or extensions of credit thereunder (including pursuant to a participation), the Asset Value of such Eligible Loan Asset shall be adjusted so as to not include any value attributed to the unfunded commitment on the Borrower;

(14) the following assets shall not be included in the calculation of the Borrowing Base: Distressed Assets (other than Eligible DIP Assets), Illiquid Assets, options, derivatives transactions, reverse repurchase agreements, dollar rolls, securities lending transactions (including any cash or other asset maintained in a segregated account with the Custodian relating to any outstanding reverse repurchase or credit default swap agreement entered into by the Borrower), any asset which is pledged for margin requirements on options and derivatives transactions, any restricted stock, any asset which is not permitted to be purchased by the Borrower in accordance with its Prospectus or any asset which is not held in or credited to the Account.

“Borrowing Base Report” means a Borrowing Base Report for the Borrower signed by an Authorized Officer of the Borrower and in substantially the form of Exhibit C attached hereto.

“Borrowing Date” means any Business Day specified in a notice pursuant to Section 2.02 as a date on which the Borrower requests the Banks to make Loans hereunder.

“Borrowing Notice” has the meaning set forth in Section 2.02.

“Business Day” means any day which (a) is a day (other than a Saturday or a Sunday or a public holiday) on which (i) commercial banks are open for the purpose of transacting business in Boston, Massachusetts; and (ii) the New York Stock Exchange is open and (b) is, in the case of LIBOR Loans, a LIBOR Business Day.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all laws, regulations, requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charter Documents” means, collectively, the Borrower’s certificate of trust, declaration of trust, by-laws and other organizational or governing documents, in each case as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning set forth in the Security Agreement.

“Commitment” means the agreement of each Bank, subject to the terms and conditions of this Agreement, to make Loans to the Borrowers hereunder.

“Commitment Amount” means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 1 attached hereto, as such amount may be reduced from time to time pursuant to Section 2.08 or Section 9.06(b) hereof or increased from time to time pursuant to Section 9.06(b) hereof.

“Commitment Percentage” means, with respect to each Bank, the percentage set forth opposite the name of such Bank on Schedule 1 attached hereto as such Bank’s percentage of the Aggregate Commitment Amount.

“Confidential Material” has the meaning set forth in Section 9.09.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consent Date” has the meaning set forth in Section 2.09(a) hereof.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion Request” means a notice given by the Borrower to the Operations Agent of the Borrower’s election to convert or continue a Loan in accordance with Section 2.07.

“Credit Default Swap” means any credit derivatives transaction pursuant to which the parties thereto exchange or make payments (including, without limitation, physical settlements) at specified dates on the basis of a specified notional amount, with such payments calculated by reference to and triggered by defaults with respect to specified securities, indexes, reference rates, currencies or other instruments.

“Custodian” means State Street Bank and Trust Company in its capacity as custodian for the Borrower’s assets.

“Custody Agreement” means that certain Amended and Restated Custodian Agreement dated as of June 1, 2010 between the Borrower and the Custodian, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Debt” of any Person means at any date, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with generally accepted accounting principles: (a) all obligations of such Person for borrowed money or extensions of credit, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business and payable in accordance with customary practices), (d) capital leases and Synthetic Lease Obligations, (e) indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, (f) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds and similar instruments, (g) all obligations of such Person under Guarantees of Debt of other Persons; (h) all obligations of such Person in respect of judgments, (i) all monetary obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividend; (j) all Financial Contract Liabilities of such Person, and (k) all obligations that are senior securities for purposes of the Investment Company Act. For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Bank” means, subject to Section 2.15(b), any Bank that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Bank notifies the Agent and the Borrower in writing that such failure is the result of such Bank’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent or any other Bank any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower and the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any Equity Interest in that Bank or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank. Any determination by the Agent that a Bank is a Defaulting Bank under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Bank shall be deemed to be a Defaulting Bank (subject to Section 2.15(b)) as of the date established therefor by the Agent in a written notice of such determination, which shall be delivered by the Agent to the Borrower and each other Bank promptly following such determination.

“DIP Assets” means any Eligible Loan Asset (a) the obligor of which has filed a petition for bankruptcy pursuant to Chapter 11 of the United States Bankruptcy Code and is the subject of a bankruptcy proceeding under Chapter 11 of the United States Bankruptcy Code, and (b) pursuant to such proceeding, (i) such obligor has retained possession of its assets, and is authorized under the bankruptcy code to continue the operation of its business as debtor-in-possession, and (ii) the applicable United States bankruptcy court has entered an order authorizing the obligor to secure post-petition financing, comprised in whole or in part by such Eligible Loan Asset, and evidenced by the related loan documents, which order remains in full force and effect and has not been vacated, modified, amended, reversed, overturned or stayed in any material respect.

“Distressed Asset” means assets of the Borrower which (a) are the subject of a bankruptcy or insolvency, (b) are in default beyond the applicable grace period as to payment, (c) have a market value less than 40% of par, (d) are rated “Caa2” or lower by Moody’s, or “CCC” or lower by S&P, or which, if unrated, are in the judgment of the Investment Manager of equivalent credit quality, (e) if any such asset is otherwise an Eligible Loan Asset, is in payment default under the related loan documents or is otherwise classified as “non-performing” by the Borrower; provided, however, that if principal or interest in respect of such asset is past due for a period of time equal to or greater than thirty (30) consecutive days, such asset shall be deemed to constitute a Distressed Asset regardless of whether or not the applicable grace period in respect of such asset has expired, or (f) are otherwise classified by the Investment Manager or the Borrower as a distressed asset.

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“Domestic Lending Office” means, initially the office of each Bank designated as such in Schedule 1 hereto; thereafter such other office of such Bank, if any, located within the United States that will be making or maintaining Overnight Rate Loans.

“Effective Date” means the date on which all of the conditions set forth in Section 3.01 hereof have been satisfied in accordance with such Section 3.01.

“Eligible Assets” means cash, cash equivalents, Eligible Government Securities, Eligible Commercial Paper, Eligible Debt Securities, Eligible DIP Assets, Eligible Loan Assets, Eligible Foreign Assets and Eligible Equity Securities owned by the Borrower, in each case to the extent that (a) they are classified as “assets” on the balance sheet of the Borrower in accordance with Generally Accepted Accounting Principles; (b) are free and clear of any third party Liens or Adverse Claims and (c) in which the Agent has a perfected first priority security interest. The following shall not constitute Eligible Assets: Distressed Assets (other than Eligible DIP Assets), Illiquid Assets, options, derivatives transactions, reverse repurchase agreements, dollar rolls, securities lending transactions (including any cash or other asset maintained in a segregated account with the Custodian relating to any outstanding reverse repurchase or credit default swap agreement entered into by the Borrower), any asset which is pledged for margin requirements on options and derivatives transactions, any restricted stock, any asset which is not permitted to be purchased by the Borrower in accordance with its Prospectus or any asset which is not held in or credited to the Account.

“Eligible Commercial Paper” means a promissory note issued in the United States commercial paper market by an obligor having its principal office in the United States, having a maturity of not more than 270 days and which (a) if rated by both S&P and Moody’s is rated at least “A-1” by S&P and at least “P-1” by Moody’s, and (b) if rated by S&P or Moody’s (but not both) is rated at least “A-1” by S&P or at least “P-1” by Moody’s and which are Eligible Assets.

“Eligible Debt Securities” means debt securities that are a direct interest in a corporate bond obligation of issuers located in the United States and Eligible OECD Countries (a) which is part of an issuance of corporate debt with an aggregate outstanding principal amount on the original issuance date thereof which is at least equal to $75,000,000, (b) which has a scheduled final maturity date no later than the tenth (10th) anniversary after the related original issuance date, and (c) which are Eligible Assets.

“Eligible DIP Assets” means DIP Assets which are Eligible Loan Assets, but for the obligors of such Eligible Loan Assets being the subject of a bankruptcy proceeding as described in clause (a) of the definition of Distressed Assets.

“Eligible Foreign Assets” means Eligible Loan Assets issued, guaranteed or owing by Persons organized under the laws of any Eligible OECD Country other than the United States.

“Eligible Government Securities” means “Government Securities” (as defined in the Investment Company Act and which for the purposes hereof shall include any securities issued or guaranteed as to principal and interest by an agency of the government of the United States), which mature in five (5) years or less from the date of issuance thereof and which are Eligible Assets.

“Eligible Equity Securities” means common and preferred stock, warrants, membership interests or partnership interests, equity interests in trusts, partnerships, limited liability companies, joint ventures or similar enterprises and depositary receipts which (a) have a Value of at least $8.00 per share, (b) are traded on the New York or American Stock Exchange or the NASDAQ National Market System, and (c) which are Eligible Assets.

“Eligible Loan Assets” means any asset that is a direct interest in or a participation interest in or by assignment, novation or otherwise, of a corporate loan obligation or other extension of credit, which are Eligible Assets and:

1.	which is a syndicated senior secured first lien loan with respect to which the interest payable on the principal amount thereof by the related obligor is payable in cash;

2.	in respect of which the Borrower’s interest is not a sub-participation;

3.	which has a scheduled final maturity date no later than the tenth (10th) anniversary after the related Origination Date;

4.	which is part of a syndicated credit facility where the sum of the aggregate revolving loan commitment amount plus the aggregate outstanding principal amount of all term loans under such facility on the Origination Date of such Eligible Loan Asset is at least equal to $75,000,000;

5.	which relates to loan documents in which the Borrower’s interest (direct or participating) in the aggregate outstanding principal amount of all loans thereunder is no greater than thirty-three and one-third percent (33.33%);

6.	in respect of which the related loan documents are not subject to any confidentiality arrangement which would preclude the Agent from reviewing such loan documents;

7.	in which the Borrower’s interest in all collateral security therefor and principal and interest payments thereunder is no less than pro rata and pari passu with all other lenders thereunder or participants therein (other than Eligible Second Lien Loan Assets), as the case may be;

8.	the pledge of which would not conflict with or be prohibited by any anti assignment or other provisions contained in the related loan documents, except for anti-assignment provisions rendered ineffective by applicable law; and

9.	which relates to loan documents in full force and effect which are legal, valid and binding obligations of the parties purported to be bound thereby, enforceable against such parties in accordance with their respective terms.

“Eligible OECD Country” means any country that is a member of OECD and which has a sovereign credit rating of at least “AA-” by Standard & Poor’s and “Aa3” by Moody’s Investor Service.

“Eligible Second Lien Loan” means any loan assets that are otherwise Eligible Loan Assets, but which are subject to a second lien instead of being senior secured obligations.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Group” means, with respect to the Borrower, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Eurocurrency Reserve Requirements” means for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day, including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board) maintained by a member bank of such System or bank subject to such Governmental Authority.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Bank, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Bank acquires such interest in the Loan or Commitment or (ii) such Bank changes its Lending Office, except in each case to the extent that, pursuant to Section 2.13(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Bank’s assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.13(e), (d) any U.S. federal withholding Taxes imposed pursuant to FATCA and (e) U.S. federal backup withholding Taxes, except for any U.S. federal backup withholding Taxes that may be imposed by reason of or result from a Change in Law after the time such Recipient becomes a party to the Agreement (or changes its Lending Office).

“Executive Order” has the meaning set forth in Section 4.18.

“Existing Termination Date” has the meaning set forth in Section 2.10 (a) hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code, and any fiscal or regulatory legislation, rule or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code.

“Federal Funds Rate” for any day, a rate per annum equal to the higher of (a) 0.0% or (b) the rate appearing on Bloomberg page BTMM as of 9:30 a.m. (Boston time) as the “Federal Funds Ask Rate” (or, if such page is unavailable, on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time for purposes of providing quotations) or, if such rate is not so published, an interest rate per annum equal to the quotation received by the Agent at approximately 9:30 a.m. (Boston time) on such date from a Federal funds broker of recognized standing selected by the Agent in its sole discretion on overnight Federal funds transactions.

“Fee Letter” means that certain letter agreement dated on or prior to the date hereof between the Borrower and the Agent.

“Financial Contract Liability” means, in respect of any one or more Financial Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Financial Contracts, (a) for any date on or after the date such Financial Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Financial Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Financial Contracts (which may include the Bank or any Affiliate of the Bank).

“Financial Contracts” means option contracts, options on futures contracts, futures contracts, forward contracts, options on foreign currencies, repurchase agreements, securities lending agreements, when-issued securities, swap, swaption, floor, cap, or collar agreements, other similar arrangements and other obligations that would be, but for the segregation of assets thereof, senior securities for purposes of the Investment Company Act.

“Foreign Assets Control Regulations” has the meaning set forth in Section 4.18.

“Foreign Bank” means a Bank that is not a U.S. Person.

“Generally Accepted Accounting Principles” has the meaning set forth in Section 1.02.

“Government” means, with respect to any sovereignty, the government or any agency or instrumentality thereof.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank and including the Financial Industry Regulatory Authority, stock exchanges, the SEC and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic).

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Governmental Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing, with all Governmental Authorities.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Illiquid Asset” means as of any date, any asset for which (a) there is no established public or private institutional trading market, such that such asset may be reasonably expected to be sold in such market within seven (7) days in the ordinary course of business at a price approximating the Asset Value of such asset on such date subject only to fluctuations in the market price therefor, (b) the fair market value of such asset is not readily ascertainable from recognized independent sources in the market for such assets or is not readily determinable using procedures approved by the Board of Trustees of the Borrower, or (c) are otherwise categorized as “illiquid securities” by the Borrower or the Investment Manager.

“Indebtedness” of any Person means at any date of determination, without duplication, (a) all Debt of such Person and (b) all Senior Securities issued by such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Interest Payment Date” means (a) as to any Overnight Rate Loan, the fifteenth day of the calendar month with respect to interest accrued during the immediately preceding calendar month, including, without limitation, the calendar month which includes the Borrowing Date of such Overnight Rate Loan, as the case may be; and (b) as to any LIBOR Loan, the last day of the Interest Period for such LIBOR Loan.

“Interest Period” means, respect to each Loan, (a) initially, the period commencing on the Borrowing Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Notice of Borrowing or as otherwise required by the terms of this Agreement (i) for any Base Rate Loan, the last day of the calendar month in which such Borrowing Date occurs; and (ii) for any LIBOR Loan, one month, two months or three months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(A) if any Interest Period with respect to a LIBOR Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

(B) if any Interest Period with respect to an Overnight Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

(C) if the Borrower shall fail to give notice as provided in Section 2.07, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Loan to an Overnight Rate Loan and the continuance of all Overnight Rate Loans as Overnight Rate Loans on the last day of the then current Interest Period with respect thereto;

(D) any Interest Period relating to any LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

(E) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date.

“Invesco Affiliate” means (a) any Person directly or indirectly owning, Controlling, or holding the power to vote fifty percent (50%) or more of the outstanding voting securities of Invesco Advisers, Inc., or (b) any Person fifty percent (50%) or more of whose outstanding voting securities are directly or indirectly owned, Controlled, or held with power to vote, by Invesco Advisers, Inc. or by a Person described in clause (a) above.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretive releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations.

“Investment Manager” means Invesco Advisers, Inc. or any Invesco Affiliate.

“Investment Policies and Restrictions” means the fundamental policies and objectives for, and fundamental limits and restrictions on, investing by the Borrower set forth in the registration statement, statement of additional information or the Prospectus of the Borrower.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Leverage Ratio” means with respect to the Borrower as of any date of determination, a fraction expressed as a percentage, (a) the numerator of which is an amount equal to the sum of the Senior Securities on such date (including the aggregate notional amount of all Credit Default Swaps on such date) and all other debt of the Borrower on such date of determination, and (b) the denominator of which is an amount equal to the sum of (i) the Net Asset Value of the Borrower on such date of determination, plus (ii) the sum of the Senior Securities on such date (including the aggregate notional amount of all Credit Default Swaps on such date) and all other debt of the Borrower on such date of determination.

“LIBOR Base Rate” means, with respect to any LIBOR Loan for any Interest Period, the rate appearing on the Reuters “LIBOR01” screen displaying interest rates for dollar deposits in the London interbank market (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time two LIBOR Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits in the London interbank market with a maturity comparable to such Interest Period, provided that (i) in the event such rate does not appear on such screen (or on any successor or substitute page on such screen or otherwise on such screen), the “LIBOR Base Rate” with respect to such LIBOR Loan during such Interest Period shall be determined by reference to such other comparable publicly available service for displaying interest rates applicable to dollar deposits in the London interbank market as may be selected by the Agent or, in the absence of such availability, by reference to the rate at which dollar deposits of $1,000,000 in immediately available funds for a maturity comparable to such Interest Period are offered by the principal office of the Agent to leading banks in the London interbank market at approximately 11:00 a.m., London time, two LIBOR Business Days prior to the commencement of such Interest Period and (ii) if the LIBOR Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“LIBOR Business Day” means day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

“LIBOR Lending Office” means, initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Loans.

“LIBOR Loans” means Loans the rate of interest applicable to which is based upon the LIBOR Rate.

“LIBOR Rate” applicable to any Interest Period means the rate per annum equal to the quotient (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable LIBOR Base Rate by (ii) 1.00 minus the Eurocurrency Reserve Requirements. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Requirements.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest (statutory or other) or encumbrance of any kind in respect of such asset, or any preference, priority or other security or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing) with respect to such asset, including any agreement (other than the Loan Documents) preventing a Person from encumbering such asset.

“Loans” means the revolving credit loans made or to be made to the Borrower by the Banks pursuant to Section 2.01.

“Loan Documents” means, collectively, this Agreement, the Notes, the Fee Letter, the Security Documents, and all other documents and instruments required to be delivered pursuant to this Agreement, in each case as amended and in effect from time to time.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a (a) material adverse effect on the ability of the Borrower to perform its obligations under the Agreement or any other Loan Document, (b) material adverse effect on any right, title and interest of the Agent in the Collateral, (c) material adverse effect on the validity or enforceability of the Agreement or the other Loan Documents, (d) material adverse effect on the business, financial condition, operations, assets or properties of the Borrower, (e) material Adverse Claim on any of the assets of the Borrower, or (f) Default or Event of Default.

“Maximum Amount” means, as at any date of determination, an amount equal to the least of:

(a) the maximum amount of Debt that the Borrower would be permitted to incur pursuant to Law, including the Investment Company Act,

(b) the maximum amount of Debt that the Borrower would be permitted to incur pursuant to the limitations on borrowings adopted by the Borrower in its Prospectus or elsewhere (including its Investment Policies and Restrictions),

(c) the maximum amount of Debt that the Borrower would be permitted to incur pursuant to any agreements with any Governmental Authority, and

(d) the maximum amount of Debt that the Borrower would be permitted to incur without violating Section 5.19 this Agreement,

in each case, as in effect at the time of determination.

“Moody’s” means Moody’s Investor Services, Inc.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA that is subject to ERISA and to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Non-Defaulting Bank” means, at any time, each Bank that is not a Defaulting Bank at such time.

“Non-Extending Bank” has the meaning set forth in Section 2.10(a).

“Note(s)” means the promissory notes substantially in the form of Exhibit A attached hereto, evidencing the obligation of the Borrower to repay the Loans made to them, and “Note” means any one of such promissory notes issued hereunder.

“Obligations” means all advances to and indebtedness, debts, covenants, obligations, duties and liabilities of the Borrower to any of the Banks or the Agent, existing on the date of this Agreement or arising thereafter, direct or indirect (including those acquired by assumption), absolute or contingent, matured or unmatured, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceedings under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement, any of the other Loan Documents, any Financial Contract, any cash management arrangement or in respect of any of the Loans to the Borrower or any of the Notes or other instruments at any time evidencing any thereof.

“OECD” means the Organization for Economic Co-operation and Development.

“Origination Date” means in respect of any Eligible Loan Asset, the initial date on which the proceeds of the loan or other extension of credit which is the subject of such Eligible Loan Asset was advanced to the obligor under the related loan documents.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 9.04).

“Overnight Rate” means the higher of (a) the Three Month LIBOR Rate plus 0.80% and (b) the Federal Funds Rate as in effect from time to time plus 0.80%.

“Overnight Rate Loans” means Loans bearing interest calculated by reference to the Overnight Rate.

“Participant” has the meaning set forth in Section 9.06(d) hereof.

“Participant Register” has the meaning set forth in Section 9.06(d) hereof.

“Patriot Act” has the meaning set forth in Section 9.10 hereof.

“Permitted Lien” means any Lien permitted by Section 5.08.

“Person” means an individual, a corporation, a partnership, an association, a limited liability company, a trust (or series thereof) or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Pricing Procedures” means the procedures and methods for determining the net asset value of the Borrower as approved by the Borrower’s board of trustees.

“Pricing Service” means any of the following: FT Interactive Data Corporation, Reuters, Bloomberg, Thomson ILX, Loan Pricing Corp., Markit Partners and S&P (swaps) brokers, or any other independent pricing service that is approved by the Agent in writing.

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than any Governmental Authority) including, without limitation, those of shareholders and creditors and those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

“Prospectus” means the Borrower’s prospectus dated June 26, 2007, and shall include, without limitation, the related statement of additional information included in such registration statement, and all amendments, restatements, supplements and other modifications thereto as of the Effective Date, and as the same may be further amended, restated, supplemented or otherwise modified in accordance with Applicable Law, including, without limitation, the Securities Act and the Investment Company Act and in accordance with the terms of this Agreement.

“Recipient” means the Agent or any Bank, as applicable.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Representative” has the meaning set forth in Section 9.09.

“Required Banks” means at any time Banks holding at least sixty six and two thirds percent (66 2/3%) of the aggregate unpaid principal amount of the Loans at such time or, if no Loans are then outstanding, Banks having at least sixty six and two thirds percent (66 2/3%) of the Aggregate Commitment Amount then in effect; provided, however, that for purposes of determining Required Banks, the Commitment Amount or Loans, as the case may be, of each Defaulting Bank shall be disregarded for so long as such Bank remains a Defaulting Bank.

“Restricted Payment” means (a) the declaration of any distribution or dividends (other than distributions payable solely in shares of beneficial interest in the Borrower) on, or the payment on account of, or the setting apart of assets for the purchase, redemption, retirement or other acquisition of, any shares of beneficial interests in the Borrower, including, without limitation, all common and preferred shares, whether now or hereafter outstanding, either directly or indirectly, whether in cash, property or in obligations of the Borrower, and (b) the payment of fees and expenses to the Investment Manager or any Affiliate of the Investment Manager as compensation for the provision of managerial, administrative services or otherwise.

“Revolving Credit Period” means the period from and including the Effective Date to but excluding the Termination Date.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies.

“Sanctions” has the meaning set forth in Section 4.20.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administering the Securities Act, the Investment Company Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretive releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations.

“Security Agreement” means the Security Agreement dated as of the date hereof by and among the Borrower, the Agent and the Custodian, as the same may be amended, restated, supplemented or modified from time to time in accordance with the terms thereof.

“Security Documents” means the Security Agreement and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to the Security Agreement.

“Senior Securities” has the meaning set forth in Section 18(g) of the Investment Company Act.

“Senior Securities Representing Indebtedness” has the meaning set forth in Section 18(g) of the Investment Company Act.

“State Street” means State Street Bank and Trust Company, in its capacity as a Bank hereunder.

“Subsidiary” means, with respect to a Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means December 8, 2016 or such earlier date on which the Commitments terminate or are terminated pursuant to the terms hereof, provided that the Termination Date (and each Bank’s Commitment to make Loans to the Borrower hereunder) may be extended in accordance with Section 2.08 hereof.

“Three Month LIBOR Rate” means, as of any day, the rate appearing on the Reuters “LIBOR01” screen displaying interest rates for dollar deposits in the London interbank market (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time, as the rate for dollar deposits in the London interbank market with a maturity of three months, provided that (i) in the event such rate does not appear on such screen (or on any successor or substitute page on such screen or otherwise on such screen), the “Three Month LIBOR Rate” shall be determined by reference to such other comparable publicly available service for displaying interest rates applicable to dollar deposits in the London interbank market as may be selected by the Agent or, in the absence of such availability, by reference to the rate at which dollar deposits of $1,000,000 in immediately available funds for a three-month term are offered by the principal office of the Agent to leading banks in the London interbank market at approximately 11:00 a.m., London time and (ii) if the Three Month LIBOR Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement, provided further that in the event such day is not a LIBOR Business Day, then the Three Month LIBOR Rate shall be such rate as in effect on the immediately preceding LIBOR Business Day.

“Threshold Amount” means, as of any date of determination, the lesser of (a) $5,000,000 and (b) one percent (1%) of the Borrowers Adjusted Net Assets.

“Total Assets” means, at any date, all assets of the Borrower which in accordance with Generally Accepted Accounting Principles would be classified as assets upon a balance sheet of the Borrower prepared as of such date, valued in accordance with the Pricing Procedures, provided, however, that Total Assets shall not include (a) equipment, (b) securities owned by the Borrower which have been declared by any authorized holder thereof to be in default (and such default has not been rescinded or cancelled) and (c) deferred organizational and offering expenses.

“Total Liabilities” means, at any date, the sum of all liabilities of the Borrower which in accordance with Generally Accepted Accounting Principles would be classified as liabilities upon a balance sheet of the Borrower prepared as of such date, plus, without duplication, the aggregate amount of the Borrower’s Debt and Financial Contract Liability.

“Trading with the Enemy Act” has the meaning set forth in Section 4.14.

“Type” means as to any Loan, its nature as an Overnight Rate Loan or a LIBOR Loan

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.13(e)(ii)(B)(III).

“Value” has the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act.

SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States of America (“Generally Accepted Accounting Principles”), applied on a basis consistent (except for changes agreed to by the Borrower’s independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Bank hereunder. If at any time any change in Generally Accepted Accounting Principles would affect the computation of any financial ratio or requirement set forth in this Agreement or any other Loan Document, and either the Borrower or the Bank shall so request, the Bank and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in Generally Accepted Accounting Principles (subject to the approval of the Bank); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with Generally Accepted Accounting Principles prior to such change therein and (B) the Borrower shall provide to the Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in Generally Accepted Accounting Principles.

SECTION 1.03. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Charter Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

ARTICLE II.

THE CREDIT

SECTION 2.01. Commitments to Lend.

(a) Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower, and the Borrower may borrow, repay and reborrow from time to time during the Revolving Credit Period, upon notice by the Borrower to the Agent given in accordance with Section 2.02 hereof, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts outstanding and all amounts requested) at any one time equal to such Bank’s Commitment Amount, provided that (i) the aggregate amount of the Borrower’s Debt (after giving effect to all amounts requested to be borrowed by the Borrower) shall not exceed at any time the Maximum Amount; and (ii) the sum of the aggregate principal amount of all Loans outstanding (after giving effect to all amounts requested) shall not exceed at any time the lesser of (x) the Maximum Amount, (y) the Borrowing Base and (z) the Aggregate Commitment Amount, in each case in effect at such time. Each Borrowing under this Section shall be made from the several Banks pro rata in accordance with each Bank’s Commitment Percentage. Each Loan shall mature and become due and payable as provided in Section 2.05

(b) The Loans may from time to time be (i) LIBOR Loans, (ii) Overnight Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Sections 2.02 and 2.07.

SECTION 2.02. Notice of Borrowings. (a) The Borrower shall give the Agent a notice substantially in the form of Exhibit B attached hereto (a “Notice of Borrowing”) not later than (i) in the case of an Overnight Rate Loan, 12:00 noon (Boston time) (or telephonic or electronic notice (with such electronic notice being made in compliance with the provisions of Section 9.01(b) hereof) confirmed in writing substantially in the form of Exhibit B attached hereto not later than 12:30 p.m. (Boston time)) on the Business Day of each proposed borrowing and (ii) in the case of a LIBOR Loan, 12:00 noon (Boston time) (or telephonic or electronic notice (with such electronic notice being made in compliance with the provisions of Section 9.01(b) hereof) confirmed in writing substantially in the form of Exhibit B attached hereto not later than 12:30 p.m. (Boston time)) three LIBOR Business Days prior to each proposed borrowing of a LIBOR Loan, in each case specifying (i) the Borrowing Date for such requested Loan, which shall be a Business Day, (ii) the aggregate principal amount of such borrowing, and (iii) the Interest Period with respect to such Loan. The aggregate amount of each borrowing by the Borrower hereunder on any Borrowing Date shall be in an amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then Aggregate Commitment Amount is less than $1,000,000, such lesser amount). Each Notice of Borrowing or oral or electronic request shall constitute a representation and warranty by the Borrower named therein that the conditions set forth in Section 3.02(a) through (d) (and, in the case of the initial Loan to be made hereunder, Section 3.01) have been satisfied on the date of such notice and will be satisfied on the Borrowing Date of such Loan.

(b) The Agent will notify each Bank of the contents of each Borrowing Notice promptly upon the Agent’s receipt thereof.

SECTION 2.03. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing or an oral or electronic request in accordance with Section 2.02, the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such borrowing, as applicable. Such Notice of Borrowing or oral or electronic request shall not thereafter be revocable by the Borrower and shall obligate the Borrower to accept the Loans requested from the Banks on the date of such borrowing.

(b) Not later than 2:00 p.m. (Boston time) on the date of each borrowing, each Bank shall make available its share of such borrowing, in Federal or other immediately available funds in Boston, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied or waived, the Agent will make its share of such borrowing and the funds so received from the other Banks available to the Borrower requesting the Loan at the Agent’s aforesaid address, on the date of the borrowing. The failure or refusal of any Bank to make available to the Agent as provided herein its share of any borrowing shall not relieve any other Bank from its several obligations hereunder.

(c) If any Bank makes a new Loan hereunder for the use of the Borrower on a day on which the Borrower is to repay the principal amount of an outstanding Loan to such Bank, the Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Agent as provided in clause (a) or remitted by the Borrower to the Bank as provided in Section 2.05 hereof, as the case may be.

(d) Unless the Agent shall have received notice from a Bank prior to any Borrowing Date that such Bank will not make available to the Agent such Bank’s share of such borrowing, the Agent may assume that such Bank has made such share available to the Agent on such date in accordance with clause (b) of this Section 2.03 and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent, within three (3) days after demand by the Agent, such amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.06 hereof and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such amount, such amount so repaid shall constitute such Bank’s Loan included in such borrowing for purposes of this Agreement. The provisions of this Section 2.03(d) shall not relieve any such Bank from any liability to the Borrower.

SECTION 2.04. Loan Accounts; Notes; Records. The Loans made by each Bank shall be evidenced by one or more accounts or records maintained by such Bank and by the Agent in the ordinary course of business. The accounts or records maintained by the Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations of the Borrower. In the event of any conflict between the accounts and records maintained by any Bank and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. Upon the request of any Bank made through the Agent, the Borrower shall execute and deliver to such Bank (through the Agent) a Note, which shall evidence such Bank’s Loans to the Borrower in addition to such accounts or records. Each Bank may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

SECTION 2.05. Mandatory Payments; Optional Prepayments. (a) Each Loan shall mature, and the outstanding principal amount thereof shall be due and payable, on the Termination Date. The Borrower promises to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, all of the Loans outstanding on such date, together with all accrued and unpaid interest thereon.

(b) If at any time the aggregate principal amount of Loans outstanding to the Borrower exceeds the Maximum Amount, the Borrower shall immediately prepay such principal amount of one or more Loans (together with accrued interest thereof) as may be necessary such excess.

(c) If at any time (i) the aggregate principal amount of all Loans outstanding to the Borrower exceeds the Aggregate Commitment Amount or (ii) the aggregate principal amount of Loans outstanding to the Borrower exceeds the Commitment Amount of such Bank, the Borrower shall immediately prepay such principal amount of one or more Loans (together with accrued interest thereon) as may be necessary to eliminate such excess.

(d) If at any time the aggregate principal amount of Loans outstanding to the Borrower exceeds the Borrowing Base, the Borrower shall within ten (10) Business Days prepay such principal amount of one or more Loans (together with accrued interest thereon) as may be necessary to eliminate such excess and no additional borrowings shall be permitted while the Borrower is not in compliance with the Borrowing Base.

(e) The Borrower may, at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty, except as set forth in Section 2.14, upon at least three LIBOR Business Days irrevocable notice (in the case of LIBOR Loans) and same day irrevocable notice delivered by not later than 11:30 a.m. (Boston time) (in the case of Overnight Rate Loans), in each case to the Agent, specifying the date and amount of prepayment, and whether the prepayment is of LIBOR Loans, Overnight Rate Loans or a combination thereof, and, if a combination thereof, the amount allocable to each. If any such notice is given, the amount specified in such notice shall be due and payable by the Borrower on the date specified therein, together, in the case of LIBOR Loans, with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each such optional prepayment by the Borrower hereunder shall be applied to prepay ratably the Loans of the several Banks outstanding to the Borrower.

SECTION 2.06. Interest Rates. (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to LIBOR Rate plus the Applicable Margin.

(b) Each Overnight Rate Loan shall bear interest at a rate per annum equal to the Overnight Rate.

(c) Any overdue principal of (whether at stated maturity, by acceleration or otherwise) and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder shall bear interest, compounded monthly and payable on demand, for each day from and including the date payment thereof was due (whether at stated maturity, by acceleration or otherwise) through and including the date of actual payment, at a rate per annum equal to the sum of two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to Section 2.06 (a) or (b), as applicable, until such amount shall be paid in full (after as well as before judgment). During the continuance of a Default or an Event of Default, the principal of the Loans which are not overdue shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Required Banks pursuant to Section 9.05, bear interest at a rate per annum equal to two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to Section 2.06(a) or (b), as applicable, until such amount shall be paid in full (after as well as before judgment).

(d) Interest on Loans shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section 2.06 shall be payable from time to time on demand.

SECTION 2.07. Conversions and Continuations. (a) The Borrower may elect from time to time to convert any outstanding Loan to a Loan of another Type by delivering a Conversion Request to the Agent, provided that (a) with respect to any such conversion of a LIBOR Loan to an Overnight Rate Loan, the Borrower shall give the Agent at least three (3) Business Days prior written notice of such election; (b) with respect to any such conversion of an Overnight Rate Loan to a LIBOR Loan, the Borrower shall give the Agent at least three (3) LIBOR Business Days prior written notice of such election; (c) with respect to any such conversion of a LIBOR Loan into an Overnight Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Loan may be converted into a LIBOR Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. All or any part of outstanding Loans of any Type may be converted into a Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Conversion Request relating to the conversion of a Loan to a LIBOR Loan shall be irrevocable by the Borrower.

(b) Any Loan of any Type may be continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.02; provided that no LIBOR Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to an Overnight Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower’s account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any LIBOR Loan as such, then such LIBOR Loan shall be automatically converted to an Overnight Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.07 is scheduled to occur.

(c) Any conversion to or from LIBOR Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $100,000 in excess thereof. No more than [five (5)] LIBOR Loans having different Interest Periods may be outstanding at any time.

SECTION 2.08. Fees. (a) The Borrower agrees to pay to the Agent for the account of each Bank in accordance with its Commitment Percentage a commitment fee (the “Commitment Fee”) calculated at the rate of 0.10% per annum on the average daily amount during each calendar quarter or portion thereof from the Effective Date to the Termination Date by which the Aggregate Commitment Amount exceeds the outstanding amount of Loans during such calendar quarter. The Commitment Fee shall be due and payable quarterly in arrears on the fifteenth day of each April, July, October and January, in each case with respect to the calendar quarter period then most recently ended and the Termination Date (and, if applicable, thereafter on demand).

(b) On the Effective Date, the Borrower shall pay to the Agent for its own account those fees set forth in the Fee Letter.

SECTION 2.09. Termination and Reduction of Commitments by Borrower. (a) Each Bank’s Commitment Amount permanently shall reduce to $0 and each Bank’s Commitment shall terminate on the Termination Date. The Borrower promises to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, the aggregate principal amount of all Loans outstanding on such date, together with any and all accrued and unpaid interest thereon and all other amounts outstanding hereunder.

(b) The Borrower shall have the right at any time and from time to time upon ten (10) Business Days’ prior written notice to the Agent to terminate entirely each Bank’s Commitment to make Loans to the Borrower, whereupon each Bank’s Commitment to make Loans to the Borrower shall be terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this clause (b), the Agent will notify the Banks of the substance thereof and revise Schedule 1 attached hereto accordingly. Upon the effective date of any such termination, the Borrower shall pay to the Agent for the respective accounts of the Banks all of the Loans outstanding to the Borrower on such date, together with any and all accrued and unpaid interest thereon, as well as the full amount of any commitment fee then accrued and owing from the Borrower. No such termination of each Bank’s Commitment to make Loans to the Borrower may be reinstated.

(c) The Borrower shall have the right at any time and from time to time upon ten (10) Business Days’ prior written notice to the Agent to reduce by $1,000,000 or in whole multiples of $500,000 in excess thereof the unborrowed portion of the Aggregate Commitment Amount, whereupon the Aggregate Commitment Amount shall be reduced pro rata among the Banks in accordance with their Commitment Percentages of the amount specified in such notice. Promptly after receiving any notice of the Borrower delivered pursuant to this clause (c), the Agent will notify the Banks of the substance thereof and revise Schedule 1 accordingly. Upon the effective date of any such reduction, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction in the Commitment Amounts pursuant to this Section 2.09(c) may be reinstated.

SECTION 2.10. Extension of Termination Date. (a) The Borrower may, by written notice to the Agent (which shall promptly deliver a copy of such notice to each of the Banks) not less than 45 days and not more than 60 days prior to the Termination Date then in effect hereunder (the “Existing Termination Date”), request that the Banks extend the Termination Date for an additional 364 days from the Consent Date (as defined below). Each Bank, acting in its sole discretion, shall, by written notice to the Borrower and the Agent given on the date (and, subject to the provision below, only on the date) 30 days prior to the Existing Termination Date (provided, if such date is not a Business Day, then such notice shall be given on the next succeeding Business Day) (the “Consent Date”), advise the Borrower whether or not such Bank agrees to such extension; provided that each Bank that determines not to extend the Termination Date (a “Non-Extending Bank”) shall notify the Agent (who shall notify the Borrowers) of such fact promptly after such determination (but in any event no later than the Consent Date) and any Bank that does not advise the Borrower on or before the Consent Date shall be deemed to be a Non-Extending Bank. The election of any Bank to agree to an extension of the Termination Date shall not obligate any other Bank to agree to such extension.

(b) The Borrower shall have the right on or before the Existing Termination Date to replace each Non-Extending Bank with, and otherwise add to this Agreement, one or more other commercial banks, which may include any Bank (each, prior to the Existing Termination Date, an “Additional Commitment Bank”) with the approval of the Agent. Each Additional Commitment Bank shall enter into an Assignment and Acceptance pursuant to which such Additional Commitment Bank shall, effective as of the Existing Termination Date, undertake a Commitment (an “Additional Commitment”). If any such Additional Commitment Bank is a

Bank, its Additional Commitment shall be in addition to such Bank’s Commitment hereunder on such date.

(c) If (and only if) Banks with Commitment Amounts that, in the aggregate, together with the proposed Commitment Amounts of the Additional Commitment Banks for their Additional Commitments that will become effective on the Existing Termination Date, aggregate at least 51% of the Aggregate Commitment Amount (not including the proposed Commitment Amounts of the Additional Commitment Banks) on the Consent Date shall have agreed to extend the Existing Termination Date, then, effective as of the Existing Termination Date, the Existing Termination Date shall be extended to the date which is 364 days after the Consent Date (provided, if such date is not a Business Day, then such Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Bank shall thereupon become a “Bank” with a Commitment for all purposes of this Agreement.

(d) Notwithstanding the foregoing, the extension of the Existing Termination Date shall not be effective with respect to any Bank unless:

(A) no Default or Event of Default shall have occurred and be continuing on the date of the notice requesting such extension, the Consent Date or the Existing Termination Date;

(B) each of the representations and warranties of the Borrower in Article IV hereof shall be true and correct on and as of each of the date of the notice requesting such extension, the Consent Date and the Existing Termination Date with the same force and effect as if made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(C) each Non-Extending Bank shall have been paid in full by the Borrower all amounts owing to such Bank hereunder on or before the Existing Termination Date; and

(iv) the Borrower shall have paid to the Agent for the accounts of the Banks an extension fee in the amount to be agreed upon by the Borrowers and the Banks.

If the Existing Termination Date is extended as provided in this Section 2.10, (a) the Commitment of each Non-Extending Bank shall terminate on the Existing Termination Date and (b) from and after the Existing Termination Date, the Aggregate Commitment Amount shall not include the Commitment Amounts of the Non-Extending Banks.

SECTION 2.11. General Provisions as to Payments. (a) The Borrower shall make each payment of principal and interest on the Loans and of fees hereunder and all other amounts due hereunder not later than 3:00 p.m. (Boston, Massachusetts time) on the date when due, in Dollars and in Federal or other funds immediately available in Boston, Massachusetts, to the Bank at its address referred to in Section 9.01. The Borrower hereby authorizes and irrevocably directs the Agent, at the Agent’s option at any time upon and following the due date for payment of any amounts under this Agreement or the other Loan Documents, and without any further notice to or consent of the Borrower, to debit any account of the Borrower with the Agent, the Custodian or State Street and apply amounts so debited toward the payment of any such amounts due and owing hereunder or under the other Loan Documents. Notwithstanding such authorization and direction, the Borrower further acknowledges and agrees that (i) the Agent shall have no obligation to so debit any such account and shall have no liability whatsoever to such Borrower for any failure to do so and (ii) the Borrower shall fully retain the obligation hereunder and under the other Loan Documents to make all payments hereunder and thereunder when due. The Agent shall promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Except as otherwise provided for in the definition of Interest Period, whenever any payment of principal of, or interest on, Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day and interest shall accrue during such extension. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may (but it shall not be required to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

(c) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off.

SECTION 2.12. Computation of Interest and Fees. All computations of interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. The Agent’s determination of interest rates shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.13. Taxes.

(a) (i) Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Agent) require the deduction or withholding of any Tax from any such payment by the Agent or the Borrower, then the Agent or the Borrower shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If the Borrower or the Agent shall be required by the Code to withhold or deduct any Taxes, including both U.S. federal backup withholding and withholding Taxes, from any payment, then (A) the Agent shall withhold or make such deductions as are determined by the Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.13) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If the Borrower or the Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) the Borrower or the Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Borrower or the Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.13) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Without duplication of other amounts payable by the Borrower under this Section and without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c) (i) The Borrower shall, and does hereby indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Bank (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.

(ii) Each Bank shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Agent against any Indemnified Taxes attributable to such Bank (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Agent and the Borrower, as applicable, against any Taxes attributable to such Bank’s failure to comply with the provisions of Section 9.06(d) relating to the maintenance of a Participant Register and (z) the Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Agent or the Borrower in connection with any

Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Bank under this Agreement or any other Loan Document against any amount due to the Agent under this clause (ii).

(d) As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority as provided in this Section 2.13, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Agent.

(e)

(i) Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.13(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Bank that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding tax;

(B) any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(1) in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4) to the extent a Foreign Bank is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C) any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the Borrower or the Agent) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to the Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or
1472(b) of the Code, as applicable), the Bank shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that the Bank has complied with the Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Bank agrees that if any form or certification it previously delivered pursuant to this Section 2.13 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(f) Unless required by applicable Laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Bank or have any obligation to pay to any Bank, any refund of Taxes withheld or deducted from funds paid for the account of such Bank. If any Recipient determines that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.13, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g) Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

SECTION 2.14. Indemnity. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Conversion Request relating thereto in accordance with Sections 2.02 or 2.07 or (c) the making of any payment of a LIBOR Loan or the making of any conversion of any such Loan to an Overnight Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

SECTION 2.15. Defaulting Banks.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Bank becomes a Defaulting Bank, then, until such time as that Bank is no longer a Defaulting Bank, to the extent permitted by applicable Law:

(i) Such Defaulting Bank’s right to approve or disapprove any amendment, waiver of consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Banks” and Section 9.05.

(ii) Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Bank (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) or received by the Agent from a Defaulting Bank pursuant to Section 9.04 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Bank to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Bank’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Banks as a result of any judgment of a court of competent jurisdiction obtained by any Bank against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement; and sixth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Bank has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Banks on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Bank until such time as all

Loans are funded pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Bank that are applied (or held) to pay amounts owed by a Defaulting Bank shall be deemed paid to and redirected by such Defaulting Bank, and each Lender irrevocably consents hereto.

(iii) Each Defaulting Bank shall be entitled to receive fees payable under Sections 2.07 for any period during which that Bank is a Defaulting Bank only to extent allocable to the outstanding principal amount of the Loans funded by it.

(b) If the Borrower and the Agent agree in writing that a Bank is no longer a Defaulting Bank, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Bank will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Banks or take such other actions as the Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages, whereupon such Bank will cease to be a Defaulting Bank; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Bank was a Defaulting Bank; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank.

ARTICLE III.

CONDITIONS

SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied or waived in accordance with Section 9.05:

(a) receipt by the Agent of counterparts hereof and each other Loan Document signed by each of the parties hereto and thereto;

(b) receipt by the Agent for the account of each Bank that has requested a Note pursuant to Section 2.04 of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.04;

(c) receipt by the Agent of (i) copies of the results of current Lien searches, such results to be in form and substance reasonably satisfactory to the Agent; and (ii) counterparts of each of the Security Documents and each of the other Loan Documents signed by each of the parties thereto, together with all other documents required by the Agent and the payment of all necessary fees (including filing fees);

(d) receipt by the Bank of the legal opinions of Stradley, Ronon, Stevens & Young LLP, counsel for the Borrower, covering such matters relating to the transactions contemplated hereby as the Agent may reasonably request and satisfactory to the Agent in all respects;

(e) receipt by the Agent of a certificate manually signed by an officer of the Borrower to the effect set forth in clauses (b) (if the Borrower is submitting a Borrowing Notice on the Effective Date), (c) (provided if the Borrower is not submitting a Borrowing Notice on the Effective Date, references to borrowings shall not be required) and (d) of Section 3.02, such certificate to be dated the Effective Date and to be in form and substance satisfactory to the Agent;

(f) receipt by the Agent of a manually signed certificate from the Secretary or Assistant Secretary of the Borrower in form and substance reasonably satisfactory to the Agent and dated the Effective Date as to the incumbency of, and bearing manual specimen signatures of, the Authorized Signatories who are authorized to execute and take actions under the Loan Documents for and on behalf of the Borrower, and certifying and attaching copies of (i) Charter Documents, with all amendments thereto, (ii) the resolutions of the Borrower’s Board of Directors authorizing the transactions contemplated hereby, (iii) the current Prospectus as then in effect, (iv) the investment advisory agreement between the Borrower and the Investment Manager as then in effect, (v) the Custody Agreement then in effect; and (vi) the Borrower’s Annual Report to Shareholders for the fiscal year ended February 28, 2015;

(g) receipt by the Agent of a manually signed certificate from the principal financial officer, treasurer or controller of the Borrower in form and substance reasonably satisfactory to the Bank and dated the Effective Date (i) certifying and attaching copies of the Borrower’s statement of assets and liabilities referred to in Section 4.08(a), and (ii) certifying as to the Adjusted Net Assets, in each case as of the close of business on the Business Day immediately preceding the Effective Date;

(h) receipt by the Agent of a legal existence and good standing certificate for the Borrower from the Secretary of State of the State of Delaware, dated as of a recent date;

(i) receipt by the Agent of a copy of the certificate of trust for the Borrower from the Secretary of State of the State of Delaware, dated as of a recent date;

(j) there has been no material adverse change in the business, assets or financial condition of the Borrower since February 28, 2015.

(k) receipt by the Agent of all documents, opinions and instruments it may reasonably request prior to the execution of this Agreement relating to compliance with applicable rules and regulations promulgated by the Federal Reserve Board and other governmental and regulatory authorities, the existence of the Borrower, the authority for and the validity and enforceability of this Agreement and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agent; and

(l) receipt by the Agent of payment of the fees contemplated by Section 2.08 and all other reasonable fees and expenses (including reasonable fees and disbursements of special counsel for the Agent) then payable hereunder;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than December 10, 2015.

SECTION 3.02. All Borrowings. The obligation of any Bank to make a Loan to the Borrower on any Borrowing Date is subject to this Agreement having become effective in accordance with Section 3.01 and, in addition, the satisfaction of the following conditions:

(a) receipt by the Agent of a Borrowing Notice as required by Section 2.02, along with all documents and information it may reasonably request to establish compliance with applicable rules and regulations promulgated by the Federal Reserve Board;

(b) the fact that, immediately after such borrowing, the aggregate outstanding principal amount of the Loans (i) will not exceed the Commitment Amount of any Bank as in effect on such date and will not exceed the Aggregate Commitment Amount as in effect on such date; (ii) will not exceed the Borrowing Base as in effect on such date; (iii) will not cause the aggregate amount of the Borrower’s outstanding Debt to exceed the Maximum Amount; (iv) will not cause the Borrower to violate the Asset Coverage Test set forth in Section 5.19(a) hereof; and (v) will not cause the Borrower to violate the Leverage Ratio covenants set forth in Section 5.19 hereof (with the Borrower providing the Agent evidence of compliance with clauses (ii) - (v) of this paragraph (b) prior to any borrowing);

(c) the fact that, immediately before and after such borrowing, no Default or Event of Default shall have occurred and be continuing;

(d) the fact that the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such borrowing and with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(e) the fact that the Effective Date shall have occurred; and

(f) the fact that with respect to a particular Bank, no change shall have occurred in any law or regulation thereunder or interpretation thereof that in the reasonable opinion of that Bank would make it illegal for that Bank to make such Loan.

Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

SECTION 3.03. Security. To secure the payment and performance in full of all of its Obligations, the Borrower shall grant to the Agent, for the benefit of itself and the Banks, a security interest in the Collateral pursuant to the terms of the Security Documents.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Agent and each Bank on and as of the Effective Date and on each Borrowing Date that:

SECTION 4.01. Existence and Power; Investment Company. (a) The Borrower is a statutory trust organized under the laws of the State of Delaware. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all statutory trust powers and all authorizations and approvals required to carry on its business as now conducted. The Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets, and properties, including without limitation, the performance of the Obligations, requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) The Borrower is a closed-end management investment company registered as such under the Investment Company Act, and the outstanding shares of each class of stock of the Borrower (i) have been duly issued and are fully paid and non-assessable, (ii) have been duly registered under the Securities Act, and (iii) have been sold only in states or other jurisdictions in which all filings required to be made under applicable state securities laws have been made. The Investment Manager is registered as an investment adviser under the Advisers Act and is the Borrower’s investment manager.

SECTION 4.02. Authorization; Execution and Delivery, Etc. The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under this Agreement and each of the other Loan Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, (a) are within the Borrower’s statutory trust powers, (b) have been duly authorized by all requisite trust action by the Borrower, (c) do not require any authorization or action by or in respect of, or filing with, any governmental body, agency or official and (d) do not require any authorization or action in respect of any shareholder or creditor of the Borrower. This Agreement and each of the other Loan Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 4.03. Noncontravention. Neither the execution and delivery by the Borrower of this Agreement, any other Loan Document, or any instrument, certificate or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by the Borrower will (a) conflict with, or result in a breach or violation of, or constitute a default under, any of the Charter Documents or its Prospectus; (b) conflict with or result in any breach, default or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any provision of any security issued by the Borrower or of any agreement, instrument or other undertaking to which the Borrower is a party or by which it or any of its property is bound (other than pursuant to the terms of the Loan Documents) or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject, unless such conflict, breach or contravention could not reasonably be expected to have a Material Adverse Effect; (c) violate any Applicable Law; or (d) result in any Adverse Claim upon any asset of the Borrower.

SECTION 4.04. Governmental Authorizations; Private Authorizations. The Borrower has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Agreement and each of the other Loan Documents and the agreements, certificates and instruments contemplated hereby or thereby, and no Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by the Borrower in connection with the execution and delivery by the Borrower of, or the performance of its obligations under, this Agreement or any of the other Loan Documents.

SECTION 4.05. Regulations T, U and X. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents and the transactions contemplated hereunder and thereunder will not violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X. The proceeds of the Loans will be used by the Borrower solely as permitted by Section 5.09 hereof, which purposes are permitted under all Applicable Laws and by the Borrower’s Prospectus and its Charter Documents

SECTION 4.06. Non-Affiliation with Banks. So far as appears from the records of the Borrower, neither any Bank nor any Affiliate of any Bank known to the Borrower is an Affiliated Person of the Borrower, and none of the Borrower or any Affiliate of the Borrower is an Affiliated Person of any Bank or any Affiliate of any Bank known to the Borrower.

SECTION 4.07. Subsidiaries. The Borrower has no Subsidiaries.

SECTION 4.08. Financial Information. (a) The statement of assets and liabilities of the Borrower, as of February 28, 2015, reported on by PricewaterhouseCoopers LLP and set forth in the Annual Report for the fiscal year ended on such date, together with the notes and schedules thereto, and each financial statement delivered by the Borrower to the Agent and each Bank in accordance with Section 5.01, present fairly, in all material respects, in conformity with Generally Accepted Accounting Principles, the financial position of the Borrower as of such date.

(b) Since February 28, 2015, there has been no material adverse change in the business, financial condition or results of operations of the Borrower and no event which has had or could reasonably be expected to have a Material Adverse Effect has occurred.

(c) Each of the financial statements of the Borrower (whether audited or unaudited) delivered to the Agent and the Banks under the terms of this Agreement fairly present all material contingent liabilities in accordance with Generally Accepted Accounting Principles.

SECTION 4.09. Litigation. There is no action, suit, proceeding or investigation of any kind pending against, or to the knowledge of the Borrower, threatened against or affecting, the Borrower or the Investment Manager before any court or arbitrator or any Governmental Authority which (a) could reasonably be expected to have a Material Adverse Effect, (b) calls into question the validity or enforceability of, or otherwise seeks to invalidate, any Loan Document, or (c) might, individually or in the aggregate, materially adversely affect any Loan Document.

SECTION 4.10. ERISA. (a) The Borrower is not a member of an ERISA Group or has liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

(b) The Borrower is an investment company registered under the Investment Company Act and none of the assets of the Borrower is subject to Title I of ERISA.

SECTION 4.11. Taxes. The Borrower has elected to be treated and qualifies as a “regulated investment company” within the meaning of the Code. The Borrower has timely filed all United States federal income tax returns and all other tax returns which are required to be filed by it, if any, and has paid all taxes due pursuant to such returns, if any, or pursuant to any assessment received by it, except for any taxes or assessments which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with Generally Accepted Accounting Principles consistently applied and non-payment of which could not reasonably be expected to have a Material Adverse Effect, and the charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges, if any, are, in the opinion of the Borrower, adequate.

SECTION 4.12. Compliance. (a) The Borrower is in compliance in all material respects with the Investment Company Act, the Securities Act and all other Applicable Laws, all applicable ordinances, degrees, requirements, orders and judgments of, and all of the terms of any applicable licenses and permits issued by, any Governmental Authority. The Borrower is in compliance with all agreements and instruments to which it is a party or may be subject or to which any of its properties may be bound, in each case where the violation thereof could reasonably be expected to have a Material Adverse Effect. The Borrower is in compliance with all of its Investment Policies and Restrictions.

(b) No Default or Event of Default has occurred and is continuing.

(c) The Borrower is not subject to any Law (other than the Investment Company Act) which limits its ability to incur indebtedness. The Borrower has not entered into any agreement with any Governmental Authority limiting its ability to incur indebtedness.

SECTION 4.13. Fiscal Year. The Borrower has a fiscal year which is twelve calendar months ending on February 28 of each year.

SECTION 4.14. Full Disclosure. All information heretofore furnished by the Borrower to the Agent and the Banks for purposes of or in connection with this Agreement or any of the other Loan Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Borrower to the Agent and the Banks will be, true and accurate in all material respects on the date as of which such information is stated or certified, and no such information contains, or will contain, any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect. The Borrower has disclosed to the Agent and the Banks in writing all facts which, to the best of the Borrower’s knowledge after due inquiry, may give rise to the reasonable possibility of a Material Adverse Effect.

SECTION 4.15. Offering Document. The information set forth in the Prospectus and each report to shareholders of the Borrower, taken together, was, on the date thereof, true, accurate and complete in all material respects and does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect under the circumstances in which such information is provided.

SECTION 4.16. Debt. The Debt arising under this Agreement and the other Loan Documents ranks at least pari passu in all respects with all of the Borrower’s other obligations (actual or contingent) other than those obligations which are entitled to priority under applicable law.

SECTION 4.17. Account. All assets of the Borrower are held in or credited to the Account, other than cash and cash equivalent collateral pledged to a creditor to secure Financial Contracts to the extent permitted by Section 5.08. The Borrower has good and marketable title to all of its assets and other property.

SECTION 4.18. Foreign Assets, Control Regulations, Etc. None of the requesting or borrowing of the Loans or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”), any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, the Borrower (i) is not and will not become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations and (ii) does not engage and will not engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

SECTION 4.19. Perfection of Security Interests. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Bank’s security interest in the Collateral. The Collateral and the Agent’s rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any Lien, except for Permitted Liens.

SECTION 4.20. OFAC and Anti-Corruption Representation. (i) Neither the Borrower nor any of the Borrower’s Subsidiaries or, any director, officer, employee or, to the Borrower’s knowledge, agent or Affiliate of the Borrower or any of its Subsidiaries is a Person that is, or is owned or controlled by Persons that are (x) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (y) located, organized or resident of a country or territory that is, or whose government is, the subject of Sanctions; (ii) the Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, it Subsidiaries and their respective directors, officers, employees, Affiliates and agents with Anti-Corruption Laws and applicable Sanctions, and (iii) the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower, their respective Affiliates, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

SECTION 4.21. Investment Manager and Custodian. The investment adviser of the Borrower is the Investment Manager. The custodian of all of the Borrower’s assets is the Custodian.

ARTICLE V.

COVENANTS

The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Loan Document remains unpaid, the Borrower shall observe and perform each of the covenants set forth herein:

SECTION 5.01. Information. The Borrower will deliver to the Agent and each Bank:

(a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower as at the end of such fiscal year, a statement of operations for such fiscal year, a statement of changes in net assets for such fiscal year and the preceding fiscal year, a statement of portfolio of investments as at the end of such fiscal year and the per share and other data for such fiscal year prepared in accordance with Generally Accepted Accounting Principles (as consistently applied) and all regulatory requirements, and all presented in a manner acceptable to the SEC or any successor or analogous Governmental Authority and acceptable to PricewaterhouseCoopers LLP or any other independent certified public accountants of recognized standing;

(b) as soon as available and in any event within 60 days after the close of the first six-month period of each fiscal year of the Borrower, a statement of assets and liabilities as at the end of such six-month period, a statement of operations for such six-month period, a statement of changes in net assets for such six-month period and a portfolio of investments as at the end of such six-month period, all prepared in accordance with regulatory requirements and all certified (subject to normal year-end adjustments) as to fairness of presentation, Generally Accepted Accounting Principles (as consistently applied) and consistency by an Authorized Signatory;

(c) as soon as available and in any event not later than the second Business Day of each calendar week, a compliance report (including, without limitation, a detailed calculation of the Borrowing Base as set forth on the Borrowing Base Report, a detailed calculation of the Borrower’s Adjusted Net Assets, a detailed calculation showing compliance with the covenants set forth in Section 5.19 hereof and a certification of no Default or Event of Default);

(d) simultaneously with the delivery of each set of financial statements and reports referred to in clauses (a) through (c) above, a certificate of an Authorized Signatory reasonably acceptable to the Bank stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(e) promptly (and in any event within one (1) Business Day) after any officer of the Borrower obtains knowledge of any Default or Event of Default, if such Default or Event of Default is then continuing, a certificate of an Authorized Signatory setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(f) promptly after the filing thereof with the SEC or the mailing thereof to shareholders of the Borrower, copies of all reports to shareholders, amendments and supplements to the Borrower’s registration statement, the Prospectus, proxy statements, financial statements and other materials of a financial or otherwise material nature, provided that any such report, information or document that the Borrower files with the SEC through the SEC’s EDGAR database shall be deemed delivered to the Bank for purposes of this Section 5.01(f) at the time of such filing through the EDGAR database and the Borrower providing the Bank with notice that such filing has been made;

(g) promptly upon any officer of the Borrower becoming aware of any action, suit or proceeding of the type described in Section 4.09, notice and a description thereof and copies of any filed complaint relating thereto;

(h) immediately upon becoming aware thereof, written notice of any setoff, claims, withholdings or defenses to which any of the Collateral, or the Bank’s rights with respect to the Collateral, are subject;

(i) from time to time such additional information regarding the financial position or business of the Borrower, including without limitation, listing and valuation reports, as the Agent or any Bank may reasonably request.

SECTION 5.02. Payment of Obligations. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all other amounts provided for in this Agreement and the other Loan Documents. The Borrower will pay and discharge, at or before maturity, or before they become delinquent, all of its obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with Generally Accepted Accounting Principles, appropriate reserves for the accrual of any of the same.

SECTION 5.03. Maintenance of Insurance. The Borrower will maintain with financially sound and reputable insurance companies, policies with respect to its assets and property and business of the Borrower against at least such risks and contingencies (and with no greater risk retentions) and in at least such amounts as are required by the Investment Company Act and will furnish to the Agent, upon request, information presented in reasonable detail as to the insurance so carried.

SECTION 5.04. Conduct of Business and Maintenance of Existence. (a) The Borrower will continue to engage in business of the same general type as now conducted by it as described in its Prospectus and the Investment Policies and Restrictions in effect on the Effective Date.

(b) The Borrower will preserve, renew and keep in full force and effect its existence as a Delaware statutory trust and its rights, privileges and franchises necessary in the normal conduct of its business. The Borrower will maintain in full force and effect its registration as a closed-end management company under the Investment Company Act.

(c) The Borrower will not amend, restate, terminate, supplement or otherwise modify any of the Charter Documents or the Pricing Procedures if such amendment, termination, supplement or modification could reasonably be expected to have a Material Adverse Effect. The Borrower will promptly provide copies to the Agent and each Bank of all amendments, supplements, terminations and other modifications of the Pricing Procedures or any of the Charter Documents, in each case prior to the effective date of any such amendment, restatement, supplement or other modification. The Borrower will comply with the Pricing Procedures and with its Charter Documents.

(d) The Borrower will at all times place and maintain its assets in the custody of the Custodian, other than cash and cash equivalent collateral pledged to a creditor to secure Financial Contracts to the extent permitted by Section 5.08.

SECTION 5.05. Compliance with Laws. (a) The Borrower will comply in all material respects with the Investment Company Act and all other Applicable Laws and the requirements of any Governmental Authority with respect thereto except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect. The Borrower will comply in all material respects with all other Laws except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect or where noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Borrower will file all federal and other tax returns, reports and declarations required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations and will pay all taxes and other governmental assessments and charges as and when they become due (except those that are being contested in good faith by the

Borrower and as to which the Borrower has established appropriate reserves on its books and records).

(b) The Borrower shall obtain, comply with the terms of, and do all that is necessary to maintain in full force and effect, all authorizations, approvals, licenses and consents required in or by applicable Law to enable it lawfully to enter into and perform its obligations hereunder and under the other Loan Documents.

(c) The Borrower shall maintain in effect and enforce policies designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees, Affiliates and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.06. Inspection of Property, Books and Records. The Borrower will, and will cause the Custodian (on the Borrower’s behalf) to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with Law, including the Investment Company Act, and will permit representatives or agents of the Agent or any Bank, at the Borrower’s expense, as often as the Agent or a Bank may reasonably request, but, subject to the proviso hereof, not more than two times in any fiscal year, to visit and inspect any of its offices, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times as mutually agreed upon by the Agent or such Bank and the Borrower during normal business hours and, so long as no Default or Event of Default has occurred and is continuing, with reasonable advance notice (but no less than ten Business Days), provided, however, notwithstanding anything to the contrary contained in this Section 5.06, that when an Event of Default exists the Agent and any Bank (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours, as often as the Agent or any Bank may elect, and without advance notice.

SECTION 5.07. Debt. The Borrower will not create, assume or suffer to exist any Indebtedness other than:

(a) Debt arising under this Agreement, the Notes and the other Loan Documents;

(b) Debt in favor of the Custodian pursuant to the Custody Agreement incurred solely for the purpose of clearing and settling purchases and sales of securities or consisting of overnight extensions of credit from the Custodian to the Borrower, in each case, in the ordinary course of business;

(c) Debt (other than Debt for borrowed money) arising in connection with portfolio investments and investment techniques arising in the ordinary course of the Borrower’s business to the extent that such Debt is permissible under the Investment Company Act and consistent with the Borrower’s Investment Policies and Restrictions;

(d) Debt in respect of judgments and awards that would not constitute an Event of Default under Section 6.01(i) hereof;

(e) Debt (other than Debt for borrowed money) arising in connection with Financial Contracts entered into solely for the purpose of hedging high yield credit, currency or interest rate risk, Financial Contracts for investment purposes solely to the extent that such Financial Contracts constitute Credit Default Swaps, or dollar rolls, in each case to the extent such debt is permitted by the Investment Company Act and consistent with the Investment Policies and Restrictions of the Borrower; and

(f) Debt in connection with reverse repurchase agreements to the extent such Debt is permitted by the Investment Company Act and consistent with the Investment Policies and Restrictions of the Borrower.

SECTION 5.08. Liens. The Borrower will not create, assume, incur or suffer to exist any Lien on any of its assets (including the income and profits thereof) or segregate any of its assets (including the income and profits thereon) to cover any of its obligations, in each case whether such asset is now owned or hereafter acquired, except (a) Liens of the Agent created by or pursuant to any of the Loan Documents; (b) Liens (other than non-possessory Liens which pursuant to Law are, or may be, entitled to take priority (in whole or in part) over prior, perfected, liens and security interests) for taxes, assessments or other governmental charges or levies the payment of which is not at the time required or which are being contested in good faith by the Borrower and as to which the Borrower has established appropriate provisions on its books and records, provided, such Liens shall not be permitted upon the commencement of proceedings to foreclose any Lien that may have attached as security for any such taxes, assessments or other governmental charges or levies, (c) Liens in favor of the Custodian granted pursuant to the Custody Agreement to secure obligations arising under such Custody Agreement; (d) Liens to secure Debt permitted by Section 5.07(c) hereof; and (e) Liens to secure Debt permitted by Section 5.07(e) and (f) hereof so long as the aggregate value of all assets subject to any such Liens does not at any time exceed fifteen percent (15%) of the Borrower’s Adjusted Net Assets.

SECTION 5.09. Consolidations, Mergers and Sales of Assets. The Borrower will not consolidate or merge with or into any other Person, nor will the Borrower sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (in each case, whether in one transaction or a series of related transactions), except that the Borrower may sell its assets in the ordinary course of business as described in its Prospectus. The Borrower will not invest all of its investable assets in any other closed-end management investment company or otherwise employ a master-feeder or fund of funds investment structure or any other multiple investment company structure.

SECTION 5.10. Use of Proceeds. The proceeds of each Loan made under this Agreement will be used by the Borrower for general purposes, including to create investment leverage and for temporary or emergency purposes. In addition, the Borrower will not, directly or, to the Borrower’s knowledge, indirectly use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) in furtherance of any offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund any activities or business of or with any Person, or in any country or territory that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise).

SECTION 5.11. Compliance with Prospectus. The Borrower will at all times comply (a) with its Investment Policies and Restrictions which are considered “fundamental” and any Investment Policies and Restrictions which may not be changed without the approval of the shareholders of the Borrower (collectively, the “Fundamental Policies”) and (b) in all material respects with the Investment Policies and Restrictions which are not Fundamental Policies, and will not make any investment, loan, advance or extension of credit inconsistent with the Investment Policies and Restrictions. The Borrower will not permit any of the Fundamental Policies to be changed from those in effect on the Effective Date without the prior written consent of the Agent and the Banks.

SECTION 5.12. Non-Affiliation with Banks. The Borrower will not at any time become an Affiliated Person of the Agent or any Bank or any Affiliate of the Agent or any Bank known to the Borrower, and the Borrower will use its commercially reasonable efforts to ensure that none of its Affiliates is or becomes an Affiliated Person of the Agent or any Bank or any Affiliate of the Agent or any Bank known to the Borrower.

SECTION 5.13. Regulated Investment Company. The Borrower will maintain its status as a “regulated investment company” under the Code at all times and will make sufficient distributions to qualify to be taxed as a “regulated investment company” pursuant to subchapter M of the Code.

SECTION 5.14. No Subsidiary. The Borrower will not at any time have any Subsidiary.

SECTION 5.15. ERISA. The Borrower will not become a member of any ERISA Group and will not have any liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

SECTION 5.16. Fiscal Year. The Borrower will not change its fiscal year from that set forth in Section 4.13 hereof.

SECTION 5.17. Regulation U. The Borrower will not permit more than 25% of the value (as determined by any reasonable method) of the Borrower’s assets to be represented by “margin stock” (as defined under Regulation U) at any time.

SECTION 5.18. Custodian. The Custodian will at all times be the Borrower’s custodian.

SECTION 5.19. Asset Coverage; Leverage Limitation. The Borrower will not immediately after giving effect to any Loan, permit (a) the aggregate amount of Total Liabilities that are Senior Securities Representing Indebtedness to exceed 33 1/3% of Adjusted Net Assets (the “Asset Coverage Test”) or the Maximum Amount, or (b) its Leverage Ratio to be greater than fifty percent (50%).

SECTION 5.20. Maximum Amount. The Borrower will not at any time permit the aggregate amount of its outstanding Debt to exceed the Maximum Amount.

SECTION 5.21. Negative Pledge Clause. The Borrower will not enter into with any Person any agreement which prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues (other than assets pledged as permitted by Section 5.08(e)), whether now owned or hereafter acquired, other than (i) this Agreement or the other Loan Documents or (ii) except as may occur in the ordinary course of the Borrower’s business and which is not otherwise prohibited by any Applicable Law.

SECTION 5.22. Restricted Payments. The Borrower will not declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom or the Termination Date has occurred, and so long as the Borrower is in compliance with its Borrowing Base both before and after giving effect to the making of any Restricted Payment, the Borrower shall be permitted to make Restricted Payments in accordance with the terms of its Prospectus and its Charter Documents.

SECTION 5.23. Further Assurances. The Borrower shall execute and deliver all such documents and instruments, and take all such actions, as the Bank may from time to time reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents to the extent the same does not violate Applicable Law or the Borrower’s Charter Documents.

ARTICLE VI.

DEFAULTS

SECTION 6.01. Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) the Borrower shall fail to pay when due (whether at maturity or any accelerated date of maturity or any other date fixed for payment or prepayment) (i) any principal of any Loan or (ii) any interest on any Loan or any fees or any other amount payable hereunder or under any of the other Loan Documents within three Business Days of the due date therefor; or

(b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01, or 5.04 through 5.23 hereof; or

(c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or any Loan Document (other than those covered by clauses (a) and (b) above) and such failure shall continue unremedied for a period of thirty (30) days; or

(d) any representation, warranty, certification or statement made (or deemed made) by the Borrower in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made (or deemed made); or

(e) the Borrower shall fail to make any payment in respect of any Debt in an aggregate principal amount in excess of the Threshold Amount when due or within any applicable grace period; or

(f) any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower in an aggregate principal amount in excess of the Threshold Amount or enables the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof or, in the case of a Financial Contract, enables the non-defaulting party to terminate such Financial Contract; or

(g) the Borrower shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or any of its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the Borrower shall make a general assignment for the benefit of creditors, or shall fail generally (or admit in writing its inability) to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

(h) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect (the events set forth in clauses (g) and (h) hereof being hereinafter referred to as a “Bankruptcy Event”); or

(i) a judgment or order for the payment of money in excess of the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) shall be rendered against the Borrower and such judgment or order shall continue unsatisfied or unstayed for a period of thirty (30) days; or

(j) any investment advisory agreement or management agreement which is in effect on the Effective Date for the Borrower shall terminate, or the Investment Manager shall cease to be the investment manager to the Borrower; or

(k) the Custodian shall cease to be the custodian of the Borrower; or

(l) the shares of the Borrower’s common stock have been suspended from trading on the New York Stock Exchange for more than two (2) consecutive days upon which trading in such shares generally occurs on such exchange, or such shares are delisted; or

(m) any Loan Document shall cease, for any reason, to be in full force and effect, or the Borrower shall so assert publicly or in writing or shall disavow publicly or in writing any of its obligations thereunder; or

(n) the Agent for any reason shall cease to have a valid and perfected first priority security interest in the Collateral, free and clear of all Adverse Claims other than Liens permitted by Section 5.08; or

(o) the Borrower shall (i) fail to materially comply with its Investment Policies and Procedures in a manner which could reasonably be expected to have a Material Adverse Effect, or (ii) change any of its Investment Policies and Procedures without the consent of the Bank; or

then, and in every such event, the Agent shall (i) if requested by Banks constituting Required Banks by notice to the Borrower terminate the Commitments to the Borrower, and they shall thereupon terminate, and (ii) if requested by Banks constituting Required Banks by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any Bankruptcy Event, automatically without any notice to the Borrower or any other act by the Agent or any Bank, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 6.02. Remedies. No remedy herein conferred upon the Agent or the Banks is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 6.01 hereof, each Bank, if owed any amount with respect to the Loans may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, for the enforcement of any covenant or agreement contained in this Agreement or any of the other Loan Documents, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. The Borrower authorizes the Agent and the Custodian, to the fullest extent permitted by applicable Law, to charge and/or set off against any deposit account or other account maintained with either the Agent or the Custodian on behalf of the Borrower and, in the case of the Agent, apply the proceeds thereof against repayment of any unpaid Obligations of the Borrower, or, in the case of the Custodian, remit the proceeds thereof to the Agent to be applied against repayment of any such unpaid Obligations of the Borrower.

ARTICLE VII.

THE AGENT

SECTION 7.01. Appointment and Authorization. Each of the Banks hereby irrevocably appoints State Street Bank and Trust Company to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the Lender, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 7.02. Rights as a Bank. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Agent and the term “Bank” or “Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Banks.

SECTION 7.03. Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Bank in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Banks (or such other number or percentage of the Banks as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.05 and 6.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given in writing to the Agent by the Borrower or a Bank.

The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

SECTION 7.04. Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Bank, the Agent may presume that such condition is satisfactory to such Bank unless the Agent shall have received notice to the contrary from such Bank prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 7.05. Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent, provided, however, that any such sub-agent receiving payments from the Borrower shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 7.06. Resignation of Agent. (a) The Agent may at any time give notice of its resignation to the Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Banks shall have the right, in consultation with the Borrower to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and that is a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1. If no such successor shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Banks) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to) on behalf of the Banks, appoint a successor Agent meeting the qualifications set forth above, provided that in no event shall any such successor Agent be a Defaulting Bank and, if such Person so appointed accepts such appointment, such Person shall become the successor Agent. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Agent is a Defaulting Bank pursuant to clause (d) of the definition thereof, the Required Banks may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Banks) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Bank under any of the Loan Documents, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Bank directly, until such time, if any, as the Required Banks appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Agent (other than as provided in Section 2.13(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

SECTION 7.07. Non-Reliance on Agent and Other Banks. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 7.08. Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other jurisdiction proceeding relative to a Borrower, the Agent (irrespective of whether the principal of any Loan shall be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect to the Loans and all other Obligations are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Agent and their respective agents and counsel and all other amounts due the Banks and the Agent under Sections 2.07 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Banks, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.07 and 9.03.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank to authorize the Agent to vote in respect of the claim of any Bank in any such proceeding.

SECTION 7.09. Collateral Matters. Without limiting the provisions of Section 7.08 or Section 9.05, the Banks irrevocably authorize the Agent, at its option and in its discretion

(a) to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon termination of the Aggregate Commitment Amount and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 9.05, if approved, authorized or ratified in writing by the Required Banks; and

(b) to subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 5.08);

Upon request by the Agent at any time, the Required Banks will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property.

The Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Agent’s Lien thereon, or any certificate prepared by any Borrower in connection therewith, nor shall the Agent be responsible or liable to the Borrowers for any failure to monitor or maintain any portion of the Collateral.

ARTICLE VIII.

CHANGE IN CIRCUMSTANCES

SECTION 8.01. Illegality. If the Bank determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the LIBOR Rate or the Three Month LIBOR Rate, or to determine or charge interest rates based upon the LIBOR Rate or the Three Month LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of any Bank to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Bank to the Agent and the Borrower, any obligation of such Bank to make or continue LIBOR Loans or to convert Overnight Rate Loans to LIBOR Loans shall be suspended (and the Overnight Rate Loans shall be calculated without reference to the Three Month LIBOR Rate), in each case until such Bank notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Bank, prepay or, if applicable, convert all LIBOR Loans to Overnight Rate Loans, either on the last day of the Interest Period therefor, if such Bank may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such LIBOR Loans until such Bank determines that it is no longer illegal for such Bank to determine or charge interest rates based upon the LIBOR Rate or Three Month LIBOR Rate, as the case may be. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 8.02. Inability to Determine Rates. If any Bank determines that for any reason in connection with any request for a LIBOR Loan or Overnight Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and, in the case of LIBOR Loans, Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining the LIBOR Rate or the Three Month LIBOR Rate (for purposes of the Overnight Rate Loans) for any requested Interest Period with respect to a proposed LIBOR Loan or in connection with an existing or proposed Overnight Rate Loan, or (c) the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Loan or the Three Month LIBOR Rate with respect to a proposed Overnight Rate Loan does not adequately and fairly reflect the cost to such Bank of funding such Loan, such Bank will promptly so notify the Agent and the Borrower. Thereafter, the obligation of such Bank to make or maintain LIBOR Loans shall be suspended until such Bank revokes such notice and an Overnight Rate Loan shall be determined without reference to the Three Month LIBOR Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of LIBOR Loans, or, failing that, will be deemed to have converted such request into a request for a borrowing of Overnight Rate Loans in the amount specified therein.

SECTION 8.03. Additional Costs; Capital Adequacy. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Bank;

and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining any Loan the interest of which is determined by reference to the LIBOR Rate or the Three Month LIBOR Rate (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Bank, the Borrower will pay to the Bank such additional amount or amounts as will compensate such Bank for such additional costs incurred or reduction suffered.

(b) If any Bank determines that any Change in Law affecting such Bank or any Lending Office of such Bank or such Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Bank’s capital or on the capital of such Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Bank or the Loans made by such Bank to a level below that which such Bank or such Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Bank’s policies and the policies of such Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank’s holding company for any such reduction suffered.

(c) A certificate of a Bank setting forth the computation of and the amount or amounts necessary to compensate the Bank or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Bank the amount shown as due on any such certificate within ten (10) days after receipt thereof.

ARTICLE IX.

MISCELLANEOUS

SECTION 9.01. Notices; Electronic Communications. (a) Except as provided in subsection (b) below, all notices, requests, consents and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telex number or facsimile number set forth on Schedule 1 attached hereto. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in paragraph (c).

(b) Notices made by the Borrower consisting of requests for Loans or notices of repayments hereunder or items referred to in Sections 5.01(a), (b) and (c) hereof may be delivered or furnished by e-mail or other electronic communication pursuant to procedures approved by the Agent, unless the Agent, in its discretion, previously notifies the Borrower otherwise, provided that the foregoing shall not apply to notices to any Bank pursuant to Article II if such Bank has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. In furtherance of the foregoing, each Bank hereby agrees to notify the Agent in writing, on or before the date such Bank becomes a party to this Agreement, of such Bank’s e-mail address to which a notice may be sent (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Bank). The Agent may, in its discretion, agree to accept other notices and communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Neither the Agent, any Bank, nor any of the directors, officers, employees, agents or Affiliates of the Agent or any Bank shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(c) Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed to have been given when received by the intended recipient, and (ii) if agreed to pursuant to paragraph (b) above, notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d) Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02. No Waivers. No failure or delay by any party hereto in exercising any right, power or privilege hereunder or under any Notes shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.03. Expenses; Documentary Taxes; Indemnification. (a) The Borrower shall promptly pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation, negotiation and closing of this Agreement and the Loan Documents, the syndication of the facility established hereby, any waiver or consent hereunder or any amendment hereof or any waiver of any Default or Event of Default or alleged Default or Event of Default hereunder, and any amendment or termination hereof and (ii) if a Default or an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel, in connection with such Default or Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or similar charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

(b) The Borrower agrees to indemnify the Agent (and any sub-agent thereof), each Bank and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 2.13), (ii) any Loan or the use or proposed use of the proceeds therefrom or, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the provisions of Section 2.13(c), this Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Bank severally agrees to pay to the Agent (or any such sub-agent) or such Related Party, as the case may be, such Bank’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Bank’s share of the total outstanding amount of the Loans outstanding at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Bank), such payment to be made severally among them based on such Bank’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) in connection with such capacity. The obligations of the Banks under this subsection (c) are subject to the provisions of Section 2.03.

(d) To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) All payments due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f) The agreements of this Section and the indemnity provisions of Section 9.03(b) shall survive the resignation of the Agent, the replacement of any Bank, the termination of the Aggregate Commitment Amount and the repayment, satisfaction or discharge of all the other Obligations.

SECTION 9.04. Set Off. During the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of the Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower whether by voluntary payment, exercise of the right of set off, counterclaim, cross action, or enforcement of the claim based on the Obligations owing to such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations owing to such Bank by the Borrower any amount in excess of such Bank’s ratable portion of the payments received by all of the Banks with respect to the Obligations owed to all of the Banks by the Borrower, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, assignment of claims (to such extent as is necessary), subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations owing to it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or any of the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided, however, that no such amendment or waiver shall:

(i) waive any condition set forth in Section 3.01 without the written consent of each Bank;

(ii) extend or increase the Commitment Amount of any Bank (or reinstate any Commitment terminated pursuant to Section 6.01) without the written consent of such Bank;

(iii) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document without the written consent of each Bank directly affected thereby;

(iv) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Bank directly affected thereby; provided, however, that only the consent of the Required Banks shall be necessary to waive any obligation of any Borrower to pay interest at the default rate provided for in Section 2.06(c);

(v) change any provision of this Agreement in a manner that would alter the pro rata sharing of payments required by this Agreement without the prior written consent of each Bank;

(vi) change any provision of this Section 9.05 or the definition of “Required Banks” or any other provision hereof specifying the number or percentage of Banks required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Bank;

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above, affect the rights or duties of the Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Banks or each affected Bank may be effected with the consent of the applicable Banks other than Defaulting Banks), except that (x) the Commitment of any Defaulting Bank may not be increased or extended without the consent of such Bank and (y) any waiver, amendment or modification requiring the consent of all Banks or each affected Bank that by its terms affects any Defaulting Bank disproportionately adversely relative to other affected Banks shall require the consent of such Defaulting Bank. No delay or omission on the part of any Bank in exercising any right hereunder shall operate as a waiver of such right or of any other rights of such Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Agent and each Bank and no Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) hereof; (ii) by way of a participation in accordance with the provisions of clause (d) hereof or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (e) hereof (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Subject to clause (f) and (g) below, any Bank may at any time assign to one or more banks or other institutions (each an “Assignee”) all or a minimum of $5,000,000 of its rights and obligations under this Agreement and the other Loan Documents, and such Assignee shall assume such rights and obligations, pursuant to an assignment and acceptance agreement (an “Assignment and Acceptance”) in substantially the form of Exhibit E attached hereto executed by such Assignee and such transferor Bank, with, if no Event of Default has occurred and is continuing and the Assignee is not an existing Bank hereunder, the written consent of the Borrower, which consent shall not be unreasonably withheld or delayed, and of the Agent. Upon execution and delivery of such instrument and the recordation of such transfer in the Register pursuant to Section 9.06(c) and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment Amounts as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent (and, in the case of an Assignment and Assumption covering all of the assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.13, 8.01, and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this clause (b), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee, and the Agent shall be authorized to revise Schedule 1 to reflect such assignment and to circulate such revised schedule to the, the Banks and the Borrower. In connection with any such assignment, the transferor Bank shall pay to the Agent a fee for processing such assignment in the aggregate amount of $3,500. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) The Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Agent’s Office (which office shall be in the US) a copy of each Assignment and Acceptance delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Banks, and the Commitment Amounts of, and principal amounts (and stated interest) of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and each Borrower, the Agent and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Bank may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Bank or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Bank’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Bank’s obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the Banks shall continue to deal solely and directly with such Bank in connection with such Bank rights and obligations under this Agreement. For the avoidance of doubt, each Bank shall be responsible for the indemnity under Section 9.03(c) without regard to the existence of any participation. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, and 8.03 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 2.13(e) shall be delivered to the Bank who sells the participation) to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Sections 2.13 or 8.03 with respect to any participation, than the Bank from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.04 as though it were a Bank; provided that such Participant agrees to be subject to Section 9.04 as though it were a Bank. Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

(f) No Person may become an Assignee pursuant to clause (b) above if that Person is an Affiliate of the Borrower.

(g) In connection with any assignment of rights and obligations of any Defaulting Bank hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Bank, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Bank to the Agent or any Bank hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Bank hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Bank for all purposes of this Agreement until such compliance occurs.

SECTION 9.07. Governing Law; Submission to Jurisdiction; Choice of Forum. This Agreement and each of the other Loan Documents are contracts under the laws of the State of New York and shall for all purposes be construed in accordance with and governed by the laws of said State of New York. Each of the Borrower and the Bank agrees that any suit for the enforcement of this agreement or any of the other loan documents or any other action brought by such person arising hereunder or in any way related to this agreement or any of the other loan documents whether sounding in contract, tort, equity or otherwise, shall be brought in the courts of the State of New York sitting in New York county and of the United States District Court of the Southern District of New York, and any appellate court from and thereof, and consents to the exclusive jurisdiction of such court and the service of process in any suit being made upon such person by mail at the address specified in Section 9.01. Each of the Borrower and the Bank hereby waives any objection that it may now or hereafter have to the venue of any suit brought in New York county in the State of New York or any court sitting therein or that a suit brought therein is brought in an inconvenient court.

SECTION 9.08. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of the Agent or any Bank has represented, expressly or otherwise, that the Agent or such Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and each Bank has been induced to enter into this Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

SECTION 9.09. Confidentiality. (a) Each Bank agrees that any information, documentation or materials provided by the Borrower or the Borrower’s Affiliates, employees, agents or representatives (“Representatives”) disclosing the portfolio holdings of the Borrower or disclosing other non-public information in relation to this Agreement or the Loan Documents (“Confidential Material”), whether before or after the date of this Agreement, shall be treated confidentially, using the same degree of care that such Bank uses to protect its own similar material.

(b) Such Confidential Information may be disclosed to Representatives of each Bank who need to know such information in connection with the transactions contemplated herein or in connection with managing the relationship of such Bank or its Affiliates with the Borrower (it being understood that Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Material and instructed to keep such Confidential Material confidential) but shall not be disclosed to any third party and may not be used for purposes of buying or selling securities, including shares issued by the Borrower; provided, however, that the Bank may disclose Confidential Material to (i) the Federal Reserve Board pursuant to applicable rules and regulations promulgated by the Federal Reserve Board (which, as of the Effective Date, require a filing of a list of all Margin Stock which directly or indirectly secures a Loan), (ii) the extent required by statute, rule, regulation or judicial process, (iii) counsel for the Bank in connection with this Agreement or any of the other Loan Documents, (iv) bank examiners, auditors and accountants, or (v) any assignee or Participant (or prospective assignee or Participant) as long as such assignee or Participant (or prospective assignee or Participant) first agrees to be bound by the provisions of this Section 8.09.

SECTION 9.10. USA Patriot Act. Each Bank that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Agent or any Bank, provide all documentation and other information that the Agent or such Bank requests in order to comply with its ongoing obligations under applicable “know your customer”, anti-terrorism and anti-money laundering rules and regulations, including the Act.

SECTION 9.11. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.12. Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Agent or any Bank, or the Agent or any Bank exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Banks under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND

By:	/s/ John M. Zerr
Title:	Senior Vice President

STATE STREET BANK AND TRUST COMPANY, as a Bank and as the Agent

By:	/s/ Karen A. Gallagher
Title:	Managing Director

THE BANK OF NOVA SCOTIA, as a Bank

By:	/s/ Eli Mou
Title:	Director & Exection Head

US BANK NATIONAL ASSOCIATION, as a Bank

By:	/s/ Barry K. Chung
Title:	Senior Vice President

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Bank

By:	/s/ Robert C. Franciscus
Title:	Authorized Signer

SCHEDULE 1

Banks	Commitment Amount	Commitment Percentage
State Street Bank and Trust Company Domestic and LIBOR Lending Offices: 100 Huntington Avenue Copley Place, Tower 2, 4th Floor Boston, MA 02116 Attn: Karen A. Gallagher, Managing Director Tel: (617) 662-8626 Fax: (617) 988-9535 email ais-loanops-csu@statestreet.com	$265,833,330.00	66.458333%

The Bank of Nova Scotia Domestic and LIBOR Lending Offices: 711 Louisiana Street, Suite 1400 Houston, TX 77002 Primary Credit Contact: Eli Mou, Director The Bank of Nova Scotia 40 King Street West, 55th Floor Toronto-Ontario M5V 2T3 Tel: (416)350-1178 email: eli.mou@scotiabank.com Operations Contact: Kathy Williams, Loan Officer The Bank of Nova Scotia 720 King Street West, 2nd Floor Toronto-Ontario M5V 2T3 Tel: (416)649-4009 Fax: (212)225-5709 email: Kathy.Williams@scotiabank.com	$70,000,000	17.500000%

US Bank National Association Domestic and LIBOR Lending Offices: 400 City Center, Attn: Complex Credits Oshkosh, WI 54901 Primary Credit Contact: Barry K. Chung, Senior Vice President U.S. Bank, N.A. 416 Fifth Avenue, 7th Floor New York, NY 10017 Tel: (917)256-2829 email: Barry.chung@usbank.com Operations Contact: CLS Syndication Services Team U.S. Bank, N.A. Tel: (920)237-7601 Fax: (920)237-7993 Email: CLSSyndicationServiceTeam@usbank.com	$37,500,000	9.375000%

The Toronto-Dominion Bank, New York Branch Domestic and LIBOR Lending Offices: 31W 52nd Street New York, NY 10019 Credit Contacts: Attn: Kevin Scheld, Analyst Attn: Chiun Ng, Director Tel: (212)827-7641 (KS) and (212)827-7566 (CN) Fax: (212)827-7232 email: Kevin.Scheld@tdsecurities.com email: Chiun.Ng@tdsecurities.com Operations Contacts: TD Securities 77King St. W. 25th Floor Toronto, Ontario M5K 1A2	$26,666,670	6.666667%

2

Tel: (416)308-4658 Fax: (416)983-0003 Email: Peter.Kuo@tdsecurities.com and CreditAdminSvcs@tdsecurities.com

Total:	$400,000,000	100%

Borrower:

Invesco Dynamic Credit Opportunities Fund

Two Peachtree Pointe

1555 Peachtree Street, N.E., Suite 1800

Atlanta, Georgia 30309

With a copy to:

Invesco

3500 Lacey Road, Suite 700

Downers Grove, Illinois 60515

Attn: Phil Yarrow

Tel: (630)684-6923

Email: Philip.yarrow@invesco.com

3

EXHIBIT A

FORM OF NOTE

U.S. $[ ]	December 10, 2015

FOR VALUE RECEIVED, INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND, a Delaware statutory trust (the “Borrower”), hereby promises to pay to [INSERT NAME OF BANK] (the “Bank”) or its registered assigns at the head office of State Street Bank and Trust Company at 100 Huntington Street, Copley Place, Tower 2, Boston, Massachusetts 02116:

(a) prior to or on the Termination Date (as defined in the Credit Agreement referred to below) the principal amount of [INSERT COMMITMENT AMOUNT] (U.S. $        ) or, if less, the aggregate unpaid principal amount of Loans advanced by the Bank to the Borrower pursuant to the Credit Agreement, dated as of December 10, 2015 (as amended and in effect from time to time, the “Credit Agreement”) among the Borrower, the Bank and the other parties thereto;

(b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

(c) interest on the principal balance hereof from time to time outstanding from the Effective Date (as defined in the Credit Agreement) through and including the maturity date hereof at the times and at the rates provided in the Credit Agreement.

This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof are entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the date of any Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

If any one or more of the Events of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

THIS NOTE IS A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK. THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR THE OBLIGATIONS OWING HEREUNDER OR ANY OTHER ACTION BROUGHT BY SUCH PERSON ARISING HEREUNDER OR IN ANY WAY RELATED TO THIS NOTE, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK OR ANY APPELLATE COURT FROM ANY THEREOF, AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUIT BEING MADE UPON SUCH PERSON BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 9.01 OF THE CREDIT AGREEMENT. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUIT BROUGHT IN NEW YORK COUNTY, NEW YORK OR ANY COURT SITTING THEREIN OR THAT A SUIT BROUGHT THEREIN IS BROUGHT IN AN INCONVENIENT COURT.

2

IN WITNESS WHEREOF, the undersigned has caused this Note to be signed as a as a document under seal in its name by its duly authorized officer as of the day and year first above written.

INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND

By:
Title:

3

Date	Amount of Loan	Type of Loan	Amount of Principal Paid or Prepaid	Balance of Principal Unpaid	Notation Made By:

2

EXHIBIT B

FORM OF BORROWING NOTICE

TO:	State Street Bank and Trust Company

Loan Operations Department

Copley Place Tower

Boston, MA 02206

Attention: Robyn Shepard

Tel: 617-662-8575

Fax: 617-988-6677

This Borrowing Notice is being delivered pursuant to Section 2.2 of the Credit Agreement, dated as of December 10, 2015 (as amended and in effect from time to time, the “Credit Agreement”), among INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND, a Delaware statutory trust, registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “Borrower”); the lending institutions party thereto (the “Banks”) and STATE STREET BANK AND TRUST COMPANY, in its capacity as agent for the Banks (the “Agent”). Capitalized terms used herein shall have the meanings described to them in the Credit Agreement. The Borrower requests that a Loan be made by the Banks to the Borrower on this date in the aggregate amount set forth below:

Date of Proposed Borrowing [must be a Business Day]:             , 201

Amount of Loan Requested: $

Type of Loan [Overnight Rate Loan/LIBOR Loan]:

[If a LIBOR Loan] The length of the initial Interest Period:      month(s)

After giving effect to the transactions contemplated by this Borrowing Notice on the date hereof, (i) the amount of Borrower’s Adjusted Net Assets will be $        ; (ii) the aggregate amount of all Loans outstanding will be $        , and (iii) the aggregate amount of all Loans outstanding will represent [    ] percent ([    ]%) of the Borrower’s Adjusted Net Assets. [*This percentage cannot exceed 33%.]

Please transfer loan proceeds to our operating account in accordance with the following wire instructions:

Account Name:

Account Number:

Bank:

ABA No.:

Attn:

1

In connection with the foregoing Borrowing Notice, the undersigned hereby certifies to the Bank as follows:

(a) Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents is true and correct in all material respects on and as of such date hereof.

(b) No Default or Event of Default has occurred and is continuing or will exist after giving effect to the Loan requested hereby.

(c) After giving effect to the transactions contemplated by this Borrowing Notice on the date hereof, each of the conditions specified in Section 3.02 of the Credit Agreement has been fulfilled.

(d) The Borrower will use the proceeds of the Loan requested hereby solely for the purposes permitted under the Credit Agreement.

(e) The requested borrowing is permitted under the Borrower’s most recent Prospectus and Statement of Additional Information.

(f) The proceeds of this borrowing, when added to the aggregate principal amount of all Loans outstanding to the Borrower under the Credit Agreement, do not exceed the Commitment Amount.

(g) A Borrowing Base Report, as of the last Business Day of the immediately preceding calendar week will be provided within two Business Days after the end of each calendar week so long as any Loans to the Borrower remain outstanding.

(h) The undersigned is an Authorized Signatory of the Borrower.

DATE:              , 201

INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND

By:
Name:
Title:

2

EXHIBIT C

FORM OF BORROWING BASE REPORT

Date

State Street Bank and Trust Company

Copley Place Tower

Boston, Massachusetts 02206

Attention: Karen Gallagher, Managing Director

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of December 10, 2015 (as amended and in effect from time to time, the “Credit Agreement”), by and among INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND, a Delaware statutory trust, registered as a closed-end management investment company under the Investment Company Act of 1940 (the “Borrower”), the lending institutions party thereto (the “Banks”) and State Street Bank and Trust Company in its capacity as agent for the Banks (the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

This Borrowing Base Report is delivered to you [as part of a Notice of Borrowing] [pursuant to Section 5.01(c) of the Credit Agreement]. The undersigned, an Authorized Signatory of the Borrower, hereby certifies to you that Annex 1 is a true and accurate calculation of the Borrowing Base as at the end of [INSERT DATE], determined in accordance with the requirements of the Credit Agreement.

Authorized Signatory

1

Annex 1

to Borrowing Base Report

As of:

2

EXHIBIT D-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of December 10, 2015 (as from time to time amended and in effect, the “Credit Agreement”), by and among INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND, a Delaware statutory trust registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “Borrower”), STATE STREET BANK AND TRUST COMPANY and the other Banks (as hereinafter defined) party hereto from time to time, and STATE STREET BANK AND TRUST COMPANY, as agent for itself and the Banks (in such capacity, the “Agent”).

Pursuant to the provisions of Section 2.13(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]

By:
Name:
Title:

Date:              , 20[    ]

EXHIBIT D-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of December 10, 2015 (as from time to time amended and in effect, the “Credit Agreement”), by and among INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND, a Delaware statutory trust registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “Borrower”), STATE STREET BANK AND TRUST COMPANY and the other Banks (as hereinafter defined) party hereto from time to time, and STATE STREET BANK AND TRUST COMPANY, as agent for itself and the Banks (in such capacity, the “Agent”).

Pursuant to the provisions of Section 2.13(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Bank with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing, and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:              , 20[    ]

EXHIBIT D-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of December 10, 2015 (as from time to time amended and in effect, the “Credit Agreement”), by and among INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND, a Delaware statutory trust registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “Borrower”), STATE STREET BANK AND TRUST COMPANY and the other Banks (as hereinafter defined) party hereto from time to time, and STATE STREET BANK AND TRUST COMPANY, as agent for itself and the Banks (in such capacity, the “Agent”).

Pursuant to the provisions of Section 2.13(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Bank with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:              , 20[    ]

EXHIBIT D-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of December 10, 2015 (as from time to time amended and in effect, the “Credit Agreement”), by and among INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND, a Delaware statutory trust registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “Borrower”), STATE STREET BANK AND TRUST COMPANY and the other Banks (as hereinafter defined) party hereto from time to time, and STATE STREET BANK AND TRUST COMPANY, as agent for itself and the Banks (in such capacity, the “Agent”).

Pursuant to the provisions of Section 2.13(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in
Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]

By:
Name:
Title:

Date:             , 20[    ]

EXHIBIT E

FORM OF

ASSIGNMENT AND ACCEPTANCE

dated as of

Reference is made to the Credit Agreement, dated as of December 10, 2015 (as from time to time amended and in effect, the “Credit Agreement”), by and among INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND, a Delaware statutory trust registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “Borrower”), STATE STREET BANK AND TRUST COMPANY and the other Banks (as hereinafter defined) party hereto from time to time, and STATE STREET BANK AND TRUST COMPANY, as agent for itself and the Banks (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

                     (the “Assignor”) and                     (the “Assignee”) hereby agree as follows:

§1. Assignors. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a [$        ] interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to [    %] in respect of the Assignor’s Commitment Amount immediately prior to the Effective Date (as hereinafter defined).

§2. Assignor’s Representations. The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance, (ii) as of the date hereof, its Commitment Amount is [$        ], its Commitment Percentage is [    %], the aggregate outstanding principal balance of its Loans equals [$        ] (in each case before giving effect to the assignment contemplated hereby and without giving effect to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor’s Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance; (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person primarily or secondarily liable in respect of any of the Loans, or the performance or observance by the Borrower or any other Person primarily or secondarily liable in respect of any of the Loans of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) attaches hereto the Notes delivered to it under the Credit Agreement.

The Assignor requests that the Borrower exchange the Assignor’s Note for new Notes payable to the Assignor and the Assignee as follows:

Notes Payable to the Order of:	Amount of Note
Assignor	$

Assignee	$

§3. Assignee’s Representations. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

§4. Effective Date. The effective date for this Assignment and Acceptance shall be [            ] (the “Effective Date”), which shall be the date of recordation in the Register pursuant to Section 9.06(c). Following the execution of this Assignment and Acceptance each party hereto shall deliver its duly executed counterpart hereof to the Agent for consent by the Agent (and the Borrowers, if required by the Credit Agreement) and recording in the register by the Agent. Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.

§5. Rights Under Credit Agreement. Upon such acceptance and recording, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 9.03 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

§6. Payments. Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

§7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE IS TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

§8. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

[Signature page follows.]

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Title:

[ASSIGNEE]

By:
Title:

CONSENTED TO:

INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY,
as Agent

By:
Name:
Title: